RMBS New Issue Term Sheet

$803,440,000 Offered Certificates (approximate)

C-BASS Mortgage Loan
Asset-Backed Certificates, Series 2006-CB3

Offered Certificates:  AV-1, AV-2, AV-3, AV-4, M-1, M-2, M-3, M-4, M-5 & M-6

Citigroup Mortgage Loan Trust, Inc.
Depositor

Credit-Based Asset Servicing and Securitization LLC
Seller

Litton Loan Servicing LP
Servicer

March 22, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

   C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3
Certificates (1)

Class	Expected Approximate Size(2)	Interest Type	Class / Principal Type	Expected WAL (yrs) (Call/Mat)	Expected Principal Window (mos) (Call/Mat)	Expected Final Scheduled Distribution Date(5) (Call/Mat)	Expected Ratings
							S&P	Moody's	Fitch	DBRS(7)
AV-1(3)(4)	$375,627,000	Float	Sr/Seq	1.00/1.00	1 - 22/1 - 22	Jan-2008/Jan-2008	AAA	Aaa	AAA	AAA
AV-2(3)(4)	97,305,000	Float	Sr/Seq	2.00/2.00	22 - 27/22 - 27	Jun-2008/Jun-2008	AAA	Aaa	AAA	AAA
AV-3(3)(4)	127,709,000	Float	Sr/Seq	3.00/3.00	27 - 55/27 - 55	Oct-2010/Oct-2010	AAA	Aaa	AAA	AAA
AV-4(3)(4)	94,604,000	Float	Sr/Seq	5.67/7.10	55 - 72/55 - 170	Mar-2012/May-2020	AAA	Aaa	AAA	AAA
M-1(3)(4)	29,162,000	Float	Mez	4.49/4.94	44 - 72/44 - 135	Mar-2012/Jun-2017	AA+	Aa1	AA+	AA(h)
M-2(3)(4)	25,781,000	Float	Mez	4.38/4.81	42 - 72/42 - 128	Mar-2012/Nov-2016	AA	Aa2	AA	AA
M-3(3)(4)	16,060,000	Float	Mez	4.31/4.72	41 - 72/41 - 120	Mar-2012/Mar-2016	AA-	Aa3	AA-	AA(l)
M-4(3)(4)	13,947,000	Float	Mez	4.27/4.65	40 - 72/40 - 114	Mar-2012/Sept-2015	A+	A1	A+	A(h)
M-5(3)(4)	12,679,000	Float	Mez	4.24/4.59	39 - 72/39 - 108	Mar-2012/Mar-2015	A	A2	A	A
M-6(3)(4)	10,566,000	Float	Mez	4.23/4.52	38 - 72/38 - 101	Mar-2012/Aug-2014	A-	A3	A-	A(l)
B-1(3)(4)(6)	10,143,000	Fixed	Sub	Not Offered Hereby			BBB+	Baa1	BBB+	BBB(h)
B-2(3)(4)(6)	9,721,000	Fixed	Sub	Not Offered Hereby			BBB	Baa2	BBB	BBB
B-3(3)(4)(6)	9,299,000	Fixed	Sub	Not Offered Hereby			BBB-	Baa3	NR	BBB(l)
B-4(3)(4)(6)	8,454,000	Fixed	Sub	Not Offered Hereby			BB+	Ba1	NR	BB(h)
(1)  The Offered Certificates will be priced to the Optional Termination Date. The Senior Certificates and the Class M Certificates will settle flat.
(2)  The Approximate Size is subject to a permitted variance of plus or minus 5%.
(3)  The pass-through rates on the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will increase by 0.50% on the first Distribution Date after the first possible Optional Termination Date. The certificate margin on the Senior Certificates will equal 2.0 times its original certificate margin and the Class M Certificates will equal 1.5 times its original certificate margin on the first Distribution Date after the first possible Optional Termination Date.
(4)  The Certificates will be subject to the Rate Cap as described herein.
(5)  The Expected Final Scheduled Distribution Date is calculated based on the Pricing Speed.
(6)  The Subordinate Certificates will not be offered pursuant to the prospectus. Information presented herein for the Subordinate Certificates is solely to assist purchasers of the Offered Certificates.
(7)  The symbols (h) and (l) represent DBRS’s high and low subcategories, respectively.

Pricing Speed
Fixed Mortgage Loans:	The Pricing Speed for the fixed rate Mortgage Loans is 23% HEP (assumes that prepayments start at 2.3% CPR in month 1, increase to 23% CPR by month 10, and remain constant at 23% CPR thereafter).

Adjustable Mortgage Loans:
The Pricing Speed for the adjustable rate Mortgage Loans is 100% PPC (assumes that prepayments start at 2% CPR in month 1, an additional CPR of 1/11th of 28% for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 22, increasing to and remaining constant at 50% CPR from month 23 until month 27 and decreasing and remaining constant at 35% CPR from month 28 and thereafter).

Summary of Important Dates
Deal Information				Collateral Information
Expected Pricing		Week of March 20th		Cut-off Date		March 1, 2006
Expected Closing		March 30, 2006
First Distribution		April 25, 2006
Expected Stepdown		April 2009

Bond Information
Class	Dated Date	Initial Accrual Days*	Interest Accrual Method	Delay Days	Expected Final Scheduled Distribution Date (Call/Mat) **	REMIC Maturity Date
AV-1	3/30/2006	0	Act/360	0	Jan-2008/Jan-2008	3/25/2036
AV-2	3/30/2006	0	Act/360	0	Jun-2008/Jun-2008	3/25/2036
AV-3	3/30/2006	0	Act/360	0	Oct-2010/Oct-2010	3/25/2036
AV-4	3/30/2006	0	Act/360	0	Mar-2012/May-2020	3/25/2036
M-1	3/30/2006	0	Act/360	0	Mar-2012/Jun-2017	3/25/2036
M-2	3/30/2006	0	Act/360	0	Mar-2012/Nov-2016	3/25/2036
M-3	3/30/2006	0	Act/360	0	Mar-2012/Mar-2016	3/25/2036
M-4	3/30/2006	0	Act/360	0	Mar-2012/Sept-2015	3/25/2036
M-5	3/30/2006	0	Act/360	0	Mar-2012/Mar-2015	3/25/2036
M-6	3/30/2006	0	Act/360	0	Mar-2012/Aug-2014	3/25/2036
B-1	Not Offered Hereby
B-2	Not Offered Hereby
B-3	Not Offered Hereby
B-4	Not Offered Hereby
* See footnote (1) on page 2.
** The Expected Final Scheduled Distribution Date is calculated based on the Pricing Speed.

Contacts
Mortgage Finance:	Phil Seares Perry DeFelice Venkat Veerubhotla Mitch Garrett	(212) 723-1145 (212) 723-1153 (212) 723-6662 (212) 723-6932

MBS Trading:	Eliot Rubenzahl Ted Counihan	(212) 723-6325 (212) 723-6325

MBS Structuring:	Shekhar Shah	(212) 723-5386

SUMMARY OF TERMS
Title of Securities:	C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3.

Senior Certificates:	The Class AV-1, Class AV-2, Class AV-3 and Class AV-4 Certificates.

Class M Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

Subordinate Certificates:	The Class B-1, Class B-2, Class B-3 and Class B-4 Certificates. The Subordinate Certificates will not be offered pursuant to the prospectus.

Offered Certificates:	The Senior Certificates and the Class M Certificates.

Certificates:	The Offered Certificates and the Subordinate Certificates.

Floating Rate Certificates:	The Class AV-1, Class AV-2, Class AV-3, Class AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates

Fixed Rate Certificates:	The Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

Lead Manager:	Citigroup Global Markets, Inc.

Co-Managers:	Banc of America Securities, Lehman Brothers and Friedman, Billings, Ramsey & Co., Inc.

Depositor:	Citigroup Mortgage Loan Trust, Inc.

Servicer:	Litton Loan Servicing LP, an indirect subsidiary of the Seller.

Seller:	Credit-Based Asset Servicing and Securitization LLC (“C-BASS”).

Trustee:	J.P. Morgan Chase Bank.

Custodian:	The Bank of New York.

Swap Provider:	TBD

Rating Agencies:	Moody’s Investors Service (“Moody’s”), Standard & Poor’s (“S&P”), Fitch Ratings (“Fitch”), Dominion Bond Rating Service, Inc (“DBRS”)

SUMMARY OF TERMS
Cut-off Date:	The close of business on March 1, 2006.

Closing Date:	On or about March 30, 2006

Distribution Dates:
Distribution of principal and interest on the Certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in April 2006.

Payment Delay:	With respect to the Senior Certificates and Class M Certificates, 0 days. With respect to the Subordinate Certificates, 24 days.

Day Count:	With respect to the Senior Certificates and Class M Certificates, Actual/360. With respect to the Subordinate Certificates, 30/360.

Servicing Fee:	0.50% per annum.

Trustee Fee:	0.0025% per annum.

Optional Termination Date:	The first Distribution Date on which the aggregate principal balance of the Mortgage Loans is 10% or less of the principal balance of the Mortgage Loans as of the Cut-off Date .

Denomination:	$100,000 and multiples of $1 in excess thereof.

ERISA Eligibility:
Underwriter’s exemption is expected to apply to the Offered Certificates. However, for so long as the swap agreement is in effect, prospective purchasers must be eligible under one or more investor-based exemptions, and prospective purchasers should consult their own counsel.

SMMEA Eligibility:	The Offered Certificates will not be SMMEA eligible.

Tax Status:	The Offered Certificates will be designated as regular interests in one or more REMICs and, as such, will be treated as debt instruments of a REMIC for federal income tax purposes.

SUMMARY OF TERMS
Monthly Servicer Advances:
The Servicer is required to advance at least one business day prior to each Distribution Date scheduled principal and interest payments (net of the Servicing Fee) that were due during the related collection period that are not received by the related determination date until it deems such advances to be non-recoverable. The Servicer will make only limited advances with respect to the unpaid principal balance remaining at maturity of a balloon loan, will not make any advances of principal on REO properties and is not required to make any advances of principal on second lien mortgage loans. The Servicer is not obligated to make such advance with respect to a reduction in the monthly payment due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or any similar state laws.

Mortgage Loans:
As of the Cut-off Date, 3,896 adjustable rate and fixed rate, closed-end mortgage loans, secured by 1st and 2nd lien, level pay, interest only and balloon mortgages on primarily 1-4 family properties with an aggregate principal balance as of the Cut-off Date of $845,283,801. References to percentages or balances herein are with respect to the Initial Mortgage Loans and are based on the aggregate principal balance of such Mortgage Loans on the Cut-off Date.

SUMMARY OF TERMS
Realized Losses:
Losses resulting from the liquidation of defaulted mortgage loans will first be applied to excess interest, if any, and will then reduce the level of the Overcollateralization Amount. If there is no excess interest and no Overcollateralization Amount, such losses will be allocated to the Class M Certificates and the Subordinate Certificates in reverse order of seniority as follows: to the Class B-4, Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates in that order. Realized Losses will not be allocated to the Senior Certificates.

Special Hazard Losses:
Special Hazard Losses are generally Realized Losses that result from direct physical damage to mortgaged properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. Special Hazard Losses will be allocated as described above, except that if the aggregate amount of such losses, as of any date of determination, exceeds the greatest of (i) 1.00% of the principal balance of the Mortgage Loans as of the Cut-off Date, (ii) two times the amount of the principal balance of the largest Mortgage Loan or (iii) an amount equal to the aggregate principal balances of the Mortgage Loans in the largest zip-code concentration in the State of California, such excess losses will be allocated among all the outstanding classes (other than the Senior Certificates), pro rata, based on their respective certificate principal balances.

CREDIT ENHANCEMENT
Credit Enhancement:
Credit enhancement for the structure is provided by Excess Interest, Overcollateralization and Subordination.

Certificate Credit Enhancement
(1)  The Senior Certificates are enhanced by Excess Interest, approximately 17.25% in Class M and Subordinate Certificates and the Overcollateralization Amount.
(2)  The Class M-1 Certificates are enhanced by Excess Interest, approximately 13.80% in Class M and Subordinate Certificates and the Overcollateralization Amount.
(3)  The Class M-2 Certificates are enhanced by Excess Interest, approximately 10.75% in Class M and Subordinate Certificates and the Overcollateralization Amount.
(4)  The Class M-3 Certificates are enhanced by Excess Interest, approximately 8.85% in Class M and Subordinate Certificates and the Overcollateralization Amount.
(5)  The Class M-4 Certificates are enhanced by Excess Interest, approximately 7.20% in Class M and Subordinate Certificates and the Overcollateralization Amount.
(6)  The Class M-5 Certificates are enhanced by Excess Interest, approximately 5.70% in Class M and Subordinate Certificates and the Overcollateralization Amount.
(7)  The Class M-6 Certificates are enhanced by Excess Interest, approximately 4.45% in Subordinate Certificates and the Overcollateralization Amount.
(8)  The Class B-1 Certificates are enhanced by Excess Interest, approximately 3.25% in Subordinate Certificates and the Overcollateralization Amount.
(9)  The Class B-2 Certificates are enhanced by Excess Interest, approximately 2.10% in Subordinate Certificates and the Overcollateralization Amount.
(10)  The Class B-3 Certificates are enhanced by Excess Interest, approximately 1.00% in Subordinate Certificates and the Overcollateralization Amount.
(11)  The Class B-4 Certificates are enhanced by Excess Interest and the Overcollateralization Amount.

Target Overcollateralization Amount:	For any Distribution Date, 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

CREDIT ENHANCEMENT
Overcollateralization Floor:	The aggregate principal balance of the Mortgage Loans as of the Cut-off Date multiplied by 0.50%.

Overcollateralization Amount:
For any Distribution Date, will be the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans as of the last day of the related Collection Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the aggregate certificate principal balance of all classes of Certificates (after taking into account all distributions of principal on such Distribution Date).

Overcollateralization Deficiency:
On any Distribution Date, the excess, if any, of (x) the Target Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the certificate principal balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any applied realized loss amounts on such Distribution Date.

Overcollateralization Release Amount:
On any Distribution Date, on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date, over (ii) the Target Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Senior Credit Support Depletion Date:
“Senior Credit Support Depletion Date” is the Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Subordinate Certificates has been reduced to zero.

Senior Enhancement Percentage:
On any Distribution Date, is the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the Class M and Subordinate Certificates and (ii) the Overcollateralization Amount, in each case before taking into account principal distributions on such Distribution Date by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related collection period.

Stepdown Date:
The earlier to occur of (i) the Distribution Date on which the aggregate certificate principal balance of the Senior Certificates is reduced to zero and, (ii) the later of (x) the Distribution Date in April 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 35.50%.

CREDIT ENHANCEMENT
Expected Credit Support Percentage:
	Class	Initial Credit Support	After Stepdown Support
	Senior	17.75%	35.50%
	M-1	14.30%	28.60%
	M-2	11.25%	22.50%
	M-3	9.35%	18.70%
	M-4	7.70%	15.40%
	M-5	6.20%	12.40%
	M-6	4.95%	9.90%
	B-1	3.75%	7.50%
	B-2	2.60%	5.20%
	B-3	1.50%	3.00%
	B-4	0.50%	1.00%

TRIGGER EVENT
Trigger Event:
Is in effect on a Distribution Date if any one of the following conditions exist as of the last day of the related collection period:
i.  The “Rolling Six Month 60+ Delinquency Percentage” equals or exceeds [41.00%] of the Senior Enhancement Percentage; or
ii.  The aggregate amount of realized losses incurred since the Cut-off Date through the last day of such related collection period divided by the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

	Distribution Dates	Cumulative Realized Loss Percentage
	April 2008 - March 2009	[1.10%]
	April 2009 - March 2010	[2.45%]
	April 2010 - March 2011	[3.85%]
	April 2011- March 2012	[4.75%]
	April 2012 and thereafter	[5.10%]

60+ Day Delinquent Loan:
Each Mortgage Loan with respect to which any portion of a monthly payment is, as of the last day of the prior collection period, two months or more past due, each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date.

Rolling Six Month 60+ Day Delinquency Percentage:
With respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the six immediately preceding collection periods, the numerator of each of which is equal to the aggregate principal balance of Mortgage Loans that are 60+ Day Delinquent Loans as of the end of the day immediately preceding the end of each such collection period, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the end of the related collection period.

PASS-THROUGH RATES
Pass-Through Rate:
On each Distribution Date prior to and including the Optional Termination Date, the Pass-Through Rate for the Certificates is as follows:
The Pass-Through Rate for the Floating Rate Certificates for any Distribution Date will be the lesser of:
(i)  the sum of (x) one-month LIBOR as determined for the related period and (y) the related certificate margin for the applicable class, and
(ii)  the applicable Rate Cap for such Distribution Date,
The Pass-Through Rate for the Fixed Rate Certificates for any Distribution Date will be the lesser of:
(i)  the certificate coupon for such Distribution Date, and
(ii)  the applicable Rate Cap for such Distribution Date.
On each Distribution Date after the Optional Termination Date, the certificate margins for the Senior Certificates will be 2.0 times and the Class M Certificates will be 1.5 times their respective initial margins.
On the Distribution Date after the Optional Termination Date, the coupon on the Subordinate Certificates will increase by 0.50% per annum.

Interest Accrual:
Interest will accrue on the Certificates at the applicable Pass-Through Rate.
•  Interest on the Floating Rate Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.
•  Interest on the Fixed Rate Certificates will accrue on such Certificates from and including the first day of the calendar month preceding that Distribution Date up to and including the last day of such month, on a 30/360 basis.

Rate Cap:
With respect to any distribution date, a per annum rate (which will not be less than zero) equal to (i) the weighted average of the net mortgage rates of the mortgage loans, and in the case of the Floating Rate Certificates, multiplied by a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period, minus, solely with respect to calculating the Rate Cap for the Floating Rate Certificates, (ii) the product of (a) a fraction expressed as a percentage, the numerator of which is the amount of any net swap payments or swap termination payment not due to a swap counterparty trigger event owed to the Swap Counterparty as of such distribution date and the denominator of which is the aggregate stated principal balance of the mortgage loans as of such distribution date, and (b) a fraction expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period.

PASS-THROUGH RATES
Accrued Certificate Interest:
For each class of the Certificates and for each Distribution Date, an amount equal to the interest accrued during the related accrual period on the certificate principal balance of such class of Certificates, minus such class’ interest percentage of shortfalls caused by the Relief Act or similar state laws for such Distribution Date.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of: (x) the excess, if any, of (a) the Accrued Certificate Interest, and any Interest Carry Forward Amount for the prior Distribution Date, over (b) the amount in respect of interest actually distributed on such class on such prior Distribution Date; and (y) interest on such excess at the applicable Pass-Through Rate on the basis of the related accrual method.

Rate Cap Carryover Amount:
On any Distribution Date for any class of Certificates, the excess of (x) the amount of interest such class of certificates would have been entitled to receive on such Distribution Date if the Pass-Through Rate had not been limited by the Rate Cap, if applicable, over (y) the amount of interest such class of certificates received on such Distribution Date based on the Rate Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without regard to the Rate Cap, on such class).

Monthly Excess Interest Amount:	The sum of excess interest collections for a collection period which are not used to pay interest on the Certificates.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with [TBD](the “Swap Counterparty”) for the benefit of the Class A and Class M Certificates. The Swap Agreement will have an initial notional amount of approximately $803,440,000. Under the Swap Agreement, on each Distribution Date (i) the trust shall be obligated to pay to the Swap Counterparty an amount equal to 5.100% per annum on a notional amount equal to the related swap notional amount set forth in the schedule below and (ii) the trust will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR on the notional balance in each case as accrued during the related swap accrual period, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party. Upon early termination of the Swap Agreement, the trust or the Swap Counterparty may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.

INTEREST DISTRIBUTIONS
Priority of Distributions – Interest:

Distributions of interest to the Certificates will be made from the interest remittance amount from the Mortgage Loans as follows:

(i)      to the Trustee, the related Trustee Fee;

(ii)     to the Supplemental Interest Trust, net swap payments and certain swap termination payments owed to the Swap Provider, if any

(iii)    pro rata, to the Class AV-1, Class AV-2, Class AV-3 and Class AV-4 Certificates, the applicable Accrued Certificate Interest and Interest Carry Forward Amount thereon for such Distribution Date;

(iv)    to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(v)     to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(vi)    to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(vii)   to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(viii)  to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(ix)    to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(x)     to the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(xi)    to the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(xii)   to the Class B-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(xiii)  to the Class B-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

(xiv)  the amount, if any, remaining will be distributed as the Excess Cashflow.

PRINCIPAL DISTRIBUTIONS
Principal Remittance Amount:
With respect to any Distribution Date, to the extent of funds available, the amount equal to the sum, less certain amounts available for reimbursement of Advances and Servicing Advances and certain other reimbursable expenses, of the following amounts, without duplication, with respect to the Mortgage Loans and the immediately preceding Collection Period: (i) each payment of principal on a Mortgage Loan due during such Collection Period and received by the servicer on or prior to the related Determination Date, including any Advances with respect thereto, (ii) all full and partial principal prepayments received by the servicer during the related Prepayment Period, (iii) the insurance proceeds and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the servicer during the related Prepayment Period, (iv) the portion of the purchase price paid in connection with the repurchase of a Mortgage Loan allocable to principal of all repurchased Mortgage Loans with respect to such Prepayment Period, (v) any Substitution Adjustments received during the related Prepayment Period, and (vi) on the Distribution Date on which the trust is to be terminated in accordance with the pooling and servicing agreement, that portion of the termination price in respect of principal.

Principal Distribution Amount:	The sum of (i) the Principal Remittance Amount, less the Overcollateralization Release Amount, if any, and (ii) the Extra Principal Distribution Amount.

Senior Principal Distribution Amount:
As of any Distribution Date prior to the Stepdown Date and on any Distribution Date thereafter on which the Trigger Event is in effect, the Senior Principal Distribution Amount will equal 100% of the Principal Distribution Amount.
As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the aggregate outstanding certificate principal balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 64.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Collection Period and (B) the excess of the aggregate principal balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.

PRINCIPAL DISTRIBUTIONS
Class M-1 Principal Distribution Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date and on any Distribution Date thereafter on which the Trigger Event is in effect, zero if any of the Senior Certificates remain outstanding; 100% of the Principal Distribution Amount if the Senior Certificates have been reduced to zero; (ii) on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates after distribution of the Senior Principal Distribution Amount on the related Distribution Date and (b) the outstanding certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 71.40% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period minus the Overcollateralization Floor.

Class M-2 Principal Distribution Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date and on any Distribution Date thereafter on which the Trigger Event is in effect, zero if any of the Senior Certificates and the Class M-1 Certificates remain outstanding; 100% of the Principal Distribution Amount if the Senior Certificates and Class M-1 Certificates have been reduced to zero; (ii) on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and Class M-1 Certificates after distribution of the Senior Principal Distribution Amount and Class M-1 Principal Distribution Amount on the related Distribution Date and (b) the outstanding certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 77.50% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period minus the Overcollateralization Floor.

PRINCIPAL DISTRIBUTIONS
Class M-3 Principal Distribution Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date and on any Distribution Date thereafter on which the Trigger Event is in effect, zero if any of the Senior Certificates and the Class M-1 and Class M-2 Certificates remain outstanding; 100% of the Principal Distribution Amount if the Senior Certificates and the Class M-1 and Class M-2 Certificates have been reduced to zero; (ii) on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and the Class M-1 and Class M-2 Certificates after distribution of the Senior Principal Distribution Amount, the Class M-1 and Class M-2 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 81.30% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period minus the Overcollateralization Floor.

Class M-4 Principal Distribution Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date and on any Distribution Date thereafter on which the Trigger Event is in effect, zero if any of the Senior Certificates and the Class M-1, Class M-2 and Class M-3 Certificates remain outstanding; 100% of the Principal Distribution Amount if the Senior Certificates and the Class M-1, Class M-2 and Class M-3 Certificates have been reduced to zero; (ii) on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and the Class M-1, Class M-2 and the Class M-3 Certificates after distribution of the Senior Principal Distribution Amount and the Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 84.60% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period minus the Overcollateralization Floor.

Class M-5 Principal Distribution Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date and on any Distribution Date thereafter on which the Trigger Event is in effect, zero if any of the Senior Certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates remain outstanding; 100% of the Principal Distribution Amount if the Senior Certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates have been reduced to zero; (ii) on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3 and the Class M-4 Certificates after distribution of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class M-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 87.60% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period minus the Overcollateralization Floor.

PRINCIPAL DISTRIBUTIONS
Class M-6 Principal Distribution Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date and on any Distribution Date thereafter on which the Trigger Event is in effect, zero if any of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates remain outstanding; 100% of the Principal Distribution Amount if the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates have been reduced to zero; (ii) on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and the Class M-5 Certificates after distribution of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class M-6 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 90.10% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period minus the Overcollateralization Floor.

Class B-1 Principal Distribution Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date and on any Distribution Date thereafter on which the Trigger Event is in effect, zero if any of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates remain outstanding; 100% of the Principal Distribution Amount if the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates have been reduced to zero; (ii) on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates after distribution of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) the product of (x) approximately 92.50% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period minus the Overcollateralization Floor.

PRINCIPAL DISTRIBUTIONS
Class B-2 Principal Distribution Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date and on any Distribution Date thereafter on which the Trigger Event is in effect, zero if any of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Certificates remain outstanding; 100% of the Principal Distribution Amount if the Senior Certificates and Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Certificates have been reduced to zero; (ii) on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Certificates after distribution of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class B-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 94.80% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period minus the Overcollateralization Floor.

Class B-3 Principal Distribution Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date and on any Distribution Date thereafter on which the Trigger Event is in effect, zero if any of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Certificates remain outstanding; 100% of the Principal Distribution Amount if the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Certificates have been reduced to zero; (ii) on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Certificates after distribution of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class B-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 97.00% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period minus the Overcollateralization Floor.

PRINCIPAL DISTRIBUTIONS
Class B-4 Principal Distribution Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date and on any Distribution Date thereafter on which the Trigger Event is in effect, zero if any of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates remain outstanding; 100% of the Principal Distribution Amount if the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero; (ii) on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates after distribution of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class B-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 99.00% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period minus the Overcollateralization Floor.

Extra Principal Distribution Amount:	As of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

PRINCIPAL DISTRIBUTIONS
Priority of Distributions - Principal:
With respect to each Distribution Date (a) before the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be distributed in the following order of priority:

first, to the Class A Certificates (in the priority set forth below), the Senior Principal Distribution Amount until the certificate principal balances thereof have been reduced to zero.

second, to the Class M-1 Certificates, until the certificate principal balance thereof has been reduced to zero;

third, to the Class M-2 Certificates, until the certificate principal balance thereof has been reduced to zero;

fourth, to the Class M-3 Certificates, until the certificate principal balance thereof has been reduced to zero;

fifth, to the Class M-4 Certificates, until the certificate principal balance thereof has been reduced to zero;

sixth, to the Class M-5 Certificates, until the certificate principal balance thereof has been reduced to zero;

seventh, to the Class M-6 Certificates, until the certificate principal balance thereof has been reduced to zero;

eighth, to the Class B-1 Certificates, until the certificate principal balance thereof has been reduced to zero;

ninth, to the Class B-2 Certificates, until the certificate principal balance thereof has been reduced to zero tenth, to the Class B-3 Certificates, until the certificate principal balance thereof has been reduced to zero;

eleventh, to the Class B-4 Certificates, until the certificate principal balance thereof has been reduced to zero;

twelfth, any remaining Principal Distribution Amount will be distributed as part of Excess Cashflow.

With respect to the Class A Certificates, all principal distributions will be distributed sequentially, to the holders of the Class AV-1 Certificates, Class AV-2 Certificates, Class AV-3 Certificates and Class AV-4 Certificates, in that order, until their respective certificate principal balances have been reduced to zero. Notwithstanding anything else contained herein to the contrary, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Senior Principal Distribution Amount will be distributed concurrently to the classes of Senior Certificates, pro rata, based on the Certificate Principal Balances thereof immediately before that Distribution Date.

PRINCIPAL DISTRIBUTIONS

With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Principal Distribution Amount will be distributed in the following order of priority:

first, to the Class A Certificates (in the priority set forth below), the Senior Principal Distribution Amount until the certificate principal balances thereof have been reduced to zero.

second, to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

third, to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

fourth, to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

fifth, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

sixth, to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

seventh, to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

eighth, to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

ninth, to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

tenth, to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

eleventh, to the Class B-4 Certificates, the Class B-4 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

twelfth, any remaining Principal Distribution Amount as Excess Cashflow.

With respect to the Class A Certificates, all principal distributions will be distributed sequentially, to the holders of the Class AV-1 Certificates, Class AV-2 Certificates, Class AV-3 Certificates and Class AV-4 Certificates, in that order, until their respective certificate principal balances have been reduced to zero. Notwithstanding anything else contained herein to the contrary, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Senior Principal Distribution Amount will be distributed concurrently to the classes of Senior Certificates, pro rata, based on the Certificate Principal Balances thereof immediately before that Distribution Date.

EXCESS CASHFLOW
Excess Cashflow:
On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Senior, Class M and Subordinate Certificates will be applied in the following order of priority:
(i)  to fund any remaining applicable Accrued Certificate Interest for such Distribution Date, pro rata, among the Senior Certificates;
(ii)  to fund the remaining Interest Carry Forward Amounts, if any, pro rata, among the Senior Certificates;
(iii)  to fund the Extra Principal Distribution Amount for such Distribution Date;
(iv)  to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class M-1 Certificates;
(v)  to fund the Interest Carry Forward Amount for the Class M-1 Certificates, if any;
(vi)  to fund the Class M-1 realized loss amortization amount for such Distribution Date;
(vii)  to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class M-2 Certificates;
(viii)  to fund the Interest Carry Forward Amount for the Class M-2 Certificates, if any;
(ix)  to fund the Class M-2 realized loss amortization amount for such Distribution Date;
(x)  to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class M-3 Certificates;
(xi)  to fund the Interest Carry Forward Amount for the Class M-3 Certificates, if any;
(xii)  to fund the Class M-3 realized loss amortization amount for such Distribution Date;
(xiii)  to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class M-4 Certificates;
(xiv)  to fund the Interest Carry Forward Amount for the Class M-4 Certificates, if any;
(xv)  to fund the Class M-4 realized loss amortization amount for such Distribution Date;
(xvi)  to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class M-5 Certificates;
(xvii)  to fund the Interest Carry Forward Amount for the Class M-5 Certificates, if any;
(xviii)  to fund the Class M-5 realized loss amortization amount for such Distribution Date;
(xix)  to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class M-6 Certificates;
(xx)  to fund the Interest Carry Forward Amount for the Class M-6 Certificates, if any;
(xxi)  to fund the Class M-6 realized loss amortization amount for such Distribution Date;
(xxii)  to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class B-1 Certificates;
(xxiii)  to fund the Interest Carry Forward Amount for the Class B-1 Certificates, if any;
(xxiv)   to fund the Class B-1 realized loss amortization amount for such Distribution Date;

EXCESS CASHFLOW

(xxv)   to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class B-2 Certificates;
(xxvi)   to fund the Interest Carry Forward Amount for the Class B-2 Certificates, if any;
(xxvii)  to fund the Class B-2 realized loss amortization amount for such Distribution Date;
(xxviii)  to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class B-3 Certificates;
(xxix)   to fund the Interest Carry Forward Amount for the Class B-3 Certificates, if any;
(xxx)   to fund the Class B-3 realized loss amortization amount for such Distribution Date;
(xxxi)   to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class B-4 Certificates;
(xxxii)  to fund the Interest Carry Forward Amount for the Class B-4 Certificates, if any;
(xxxiii)  to fund the Class B-4 realized loss amortization amount for such Distribution Date;
(xxxiv)  to fund the amount of any Rate Cap Carryover Amount, pro rata, to the Senior Certificates;
(xxxv)  to fund the amount of any Rate Cap Carryover Amount sequentially to the Class M and Subordinate Certificates;
(xxxvi)  to pay certain swap termination payments to the Supplemental Interest Trust
(xxxvii)  to fund distributions to the holders of the Class CE and Class R Certificates in the amounts specified in the Pooling and Servicing Agreement.

Supplemental Interest Trust:
Funds deposited into the Supplemental Interest Trust on a Distribution Date will include: the net swap payments owed to the Swap Provider for such Distribution Date and the net swap receivable from the Swap Provider for such Distribution Date. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

(i)  to the Swap Provider, any net swap payments and certain swap termination payments (other than a defaulted swap termination payment) owed for such Distribution Date
(ii)  to the Class A and Class M Certificateholders, to pay accrued and unpaid interest to the extent unpaid from other available funds
(iii)  to the certificateholders, to pay principal to the extent necessary to cause overcollateralization to be restored to the current overcollateralization amount, to the extent unpaid from other available funds
(iv)  to the Class A and Class M Certificateholders, to pay unpaid interest shortfall and Basis Risk Carryforward Amounts, to the extent unpaid from other available funds
(v)  to the Swap Provider, any defaulted swap termination payment owed for such Distribution Date; and
(vi)  to the holders of the Class CE Certificates, any remaining amounts

Period	Swap Notional Amount	Period	Swap Notional Amount
1	$803,440,000.00	23	$247,910,442.96
2	790,338,428.78	24	221,445,122.61
3	774,457,610.68	25	200,290,101.08
4	755,865,956.62	26	185,348,451.71
5	734,699,454.75	27	172,756,234.16
6	710,922,741.43	28	161,123,354.03
7	684,666,013.61	29	150,149,971.50
8	656,311,157.50	30	139,793,327.26
9	626,217,715.42	31	130,017,803.36
10	595,493,542.56	32	120,789,742.44
11	565,686,202.79	33	112,077,969.53
12	537,213,980.39	34	103,854,381.12
13	510,076,126.86	35	103,854,381.12
14	484,217,726.05	36	103,854,381.12
15	459,546,822.95	37	103,854,381.12
16	436,028,598.04	38	103,854,381.12
17	413,567,147.71	39	99,974,257.13
18	391,937,893.68	40	94,715,228.07
19	370,460,290.88	41	89,746,063.67
20	344,369,869.22	42	85,050,010.19
21	310,903,354.91	43	80,611,543.62
22	277,884,081.98	44	76,416,052.68
		45	0.00

DESCRIPTION OF THE MORTGAGE LOANS

C-BASS Series 2006-CB3
Mortgage Loan Characteristics Summary Report

Summary	Total	Minimum	Maximum
Aggregate Scheduled Principal Balance	845,283,801.17
Number of Mortgage Loans	3,896
Average Scheduled Principal Loan Balance	216,961.96	16,454.67	1,000,000.00
Average Original Principal Loan Balance	217,597.36	16,480.00	1,000,000.00
Weighted Average Scheduled Combined Loan-to-Value Ratio	75.43	6.01	119.34
Weighted Average Mortgage Loan Rate	7.476	4.000	13.750
(1) Weighted Average Gross Margin	6.105	2.250	10.380
(1) Weighted Average Initial Periodic Rate Cap	2.260	1.000	6.000
(1) Weighted Average Subsequent Periodic Rate Cap	1.345	1.000	3.000
(1) (2) Weighted Average Minimum Mortgage Rate	7.437	2.250	11.550
(1)Weighted Average Maximum Mortgage Rate	13.955	9.375	18.550
Weighted Average Original Term to Maturity (months)	357	48	480
Weighted Average Remaining Term to Maturity (months)	354	42	477
(1) Weighted Average Term to Roll (months)	24	2	83
(2) Weighted Average Credit Score	640	449	819
(1) Adjustable Rate Mortgage Loans Only (2) Non-Zero Weighted average.

		Percent of Statistical Calculation Date
Range		Principal Balance

Loan Type	Fixed	15.25%
ARMs		84.75%

Lien	First	98.92%
Second		1.08%

Balloon Loans		35.32%
Interest Only Loans		25.55%
Loans with Prepayment Penalties		83.32%

DESCRIPTION OF THE MORTGAGE LOANS

Scheduled Principal Balance
Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
16,454.67 - 50,000.00	180	6,703,334.76	0.79	9.847	658	89.11
50,000.01 - 100,000.00	348	26,796,774.43	3.17	8.246	638	72.62
100,000.01 - 150,000.00	676	86,675,597.62	10.25	7.655	628	73.03
150,000.01 - 200,000.00	787	138,487,061.69	16.38	7.711	619	74.46
200,000.01 - 250,000.00	626	140,669,098.74	16.64	7.574	625	74.96
250,000.01 - 300,000.00	513	141,120,371.50	16.70	7.437	634	76.35
300,000.01 - 350,000.00	330	106,482,717.54	12.60	7.330	649	77.94
350,000.01 - 400,000.00	182	68,320,773.66	8.08	7.228	662	76.16
400,000.01 - 450,000.00	100	42,581,575.53	5.04	6.955	670	75.41
450,000.01 - 500,000.00	58	27,652,028.59	3.27	6.960	687	78.40
500,000.01 - 550,000.00	33	17,347,615.95	2.05	6.647	677	74.61
550,000.01 - 600,000.00	22	12,765,217.32	1.51	7.370	670	77.39
600,000.01 - 650,000.00	17	10,670,941.23	1.26	7.211	676	76.73
650,000.01 - 700,000.00	7	4,797,559.06	0.57	7.191	721	85.96
700,000.01 - 750,000.00	4	2,877,227.44	0.34	7.063	626	79.91
750,000.01 - 800,000.00	3	2,304,270.01	0.27	7.865	694	78.34
800,000.01 or greater	10	9,031,636.10	1.07	7.044	651	64.69
Total:	3,896	845,283,801.17	100.00	7.476	640	75.59
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE MORTGAGE LOANS

Credit Score
Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
NA	1	40,073.41	0.00	9.200	NA	90.00
441 - 460	2	209,518.29	0.02	9.053	454	64.11
461 - 480	4	584,502.72	0.07	8.065	469	75.88
481 - 500	16	3,172,356.57	0.38	7.724	496	65.23
501 - 520	174	36,262,370.99	4.29	8.431	510	65.23
521 - 540	193	35,705,906.20	4.22	8.226	530	68.95
541 - 560	214	41,942,839.38	4.96	8.050	552	68.93
561 - 580	265	52,259,380.11	6.18	7.906	572	72.31
581 - 600	332	70,317,197.99	8.32	7.533	591	73.83
601 - 620	404	84,966,416.18	10.05	7.433	611	74.20
621 - 640	479	100,088,657.04	11.84	7.457	631	76.11
641 - 660	469	101,082,276.64	11.96	7.430	650	78.07
661 - 680	324	73,343,470.23	8.68	7.258	669	77.38
681 - 700	307	66,642,821.62	7.88	7.206	691	78.45
701 - 720	247	65,442,363.28	7.74	7.130	711	78.34
721 - 740	188	47,025,502.15	5.56	7.302	731	81.31
741 - 760	150	36,526,308.47	4.32	7.004	749	80.16
761 - 780	71	17,397,846.49	2.06	6.844	770	79.94
781 - 800	46	10,674,561.13	1.26	6.633	788	78.17
801 - 820	10	1,599,432.28	0.19	6.605	808	72.91
Total:	3,896	845,283,801.17	100.00	7.476	640	75.59
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE MORTGAGE LOANS

Original Term To Maturity
Range of Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
48 - 48	1	26,721.94	0.00	7.500	630	93.75
49 - 60	2	123,981.41	0.01	6.268	623	87.82
73 - 84	2	77,621.66	0.01	8.853	611	95.85
109 - 120	6	465,722.39	0.06	7.291	653	35.09
121 - 132	1	47,567.93	0.01	8.000	537	69.42
133 - 144	1	30,242.00	0.00	4.800	481	77.48
145 - 156	1	111,044.15	0.01	4.130	808	42.62
169 - 180	234	13,314,320.19	1.58	9.374	657	87.12
181 - 192	1	73,546.15	0.01	6.000	784	93.75
217 - 228	1	36,274.45	0.00	6.000	717	81.21
229 - 240	23	2,338,503.36	0.28	7.273	638	67.66
241 - 252	2	147,987.46	0.02	5.000	717	73.87
277 - 288	1	106,092.14	0.01	7.500	620	82.24
289 - 300	2	307,104.43	0.04	7.049	645	91.29
301 - 312	1	30,583.04	0.00	10.750	615	94.34
313 - 324	2	180,463.12	0.02	8.800	705	91.41
325 - 336	4	666,005.91	0.08	6.282	726	74.01
337 - 348	3	588,337.20	0.07	5.606	661	67.29
349 - 360	3,587	821,060,614.43	97.13	7.449	640	75.43
361 - 480	21	5,551,067.81	0.66	7.408	601	77.60
Total:	3,896	845,283,801.17	100.00	7.476	640	75.59
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE MORTGAGE LOANS

Remaining Term To Maturity
Range of Remaining Term To Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
42 - 48	2	45,893.70	0.01	6.456	590	83.32
49 - 60	1	104,809.65	0.01	6.500	639	91.30
73 - 84	2	77,621.66	0.01	8.853	611	95.85
85 - 96	1	74,424.96	0.01	5.750	754	36.08
109 - 120	6	438,865.36	0.05	7.629	623	38.64
133 - 144	2	141,286.15	0.02	4.273	738	50.08
145 - 156	7	664,471.00	0.08	5.924	624	77.36
157 - 168	5	567,650.62	0.07	5.370	681	60.56
169 - 180	223	12,155,744.72	1.44	9.730	659	88.93
205 - 216	5	315,125.24	0.04	6.002	612	72.94
217 - 228	3	310,089.64	0.04	5.528	736	39.86
229 - 240	18	1,897,550.39	0.22	7.568	634	72.07
277 - 288	1	106,092.14	0.01	7.500	620	82.24
289 - 300	3	337,687.47	0.04	7.384	642	91.57
313 - 324	4	524,096.66	0.06	7.466	699	82.53
325 - 336	42	9,560,229.55	1.13	5.858	639	74.56
337 - 348	34	8,401,703.91	0.99	5.727	697	73.61
349 - 360	3,518	804,121,625.18	95.13	7.484	640	75.45
361 - 477	19	5,438,833.17	0.64	7.392	599	77.24
Total:	3,896	845,283,801.17	100.00	7.476	640	75.59
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE MORTGAGE LOANS

Property Type
Property Types	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
Two Family	171	46,363,055.81	5.48	7.243	672	73.66
Condo	205	42,390,674.14	5.01	7.431	661	79.28
Four Family	40	10,114,689.83	1.20	7.459	686	76.48
Hi-Rise Condo	8	2,177,252.43	0.26	7.351	665	80.39
Lo-Rise Condo	58	12,071,630.66	1.43	7.495	644	76.74
Manufactured Housing	9	697,099.03	0.08	8.807	525	79.10
PUD	531	115,000,759.91	13.60	7.563	637	78.11
Single Family	2,812	599,192,681.50	70.89	7.469	636	74.98
Three Family	54	15,498,095.37	1.83	7.778	665	74.27
Townhouse	8	1,777,862.49	0.21	8.250	584	72.72
Total:	3,896	845,283,801.17	100.00	7.476	640	75.59
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

Occupancy Type
Occupancy Types	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
Investor	215	43,073,269.73	5.10	7.896	677	77.81
Primary	3,625	789,148,654.53	93.36	7.444	638	75.43
Secondary	56	13,061,876.91	1.55	7.983	670	77.87
Total:	3,896	845,283,801.17	100.00	7.476	640	75.59
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

Loan Purpose
Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
Purchase	1,816	391,619,075.05	46.33	7.393	674	80.18
Equity Refinance	1,898	416,439,408.11	49.27	7.563	609	71.46
Rate/Term Refinance	182	37,225,318.01	4.40	7.369	634	73.49
Total:	3,896	845,283,801.17	100.00	7.476	640	75.59
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE MORTGAGE LOANS

Scheduled Mortgage Loan Rate
Range of Scheduled Mortgage Loan Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
4.000 - 4.000	1	59,022.38	0.01	4.000	699	100.00
4.001 - 4.500	5	1,143,294.12	0.14	4.395	711	68.92
4.501 - 5.000	22	5,036,946.40	0.60	4.843	698	74.96
5.001 - 5.500	35	7,484,959.49	0.89	5.386	691	65.80
5.501 - 6.000	102	29,095,336.13	3.44	5.855	687	73.56
6.001 - 6.500	317	83,643,586.56	9.90	6.339	655	72.50
6.501 - 7.000	755	189,502,607.09	22.42	6.828	660	73.97
7.001 - 7.500	698	163,454,508.00	19.34	7.300	652	75.90
7.501 - 8.000	773	164,467,752.21	19.46	7.794	632	76.11
8.001 - 8.500	407	83,064,076.82	9.83	8.299	616	77.16
8.501 - 9.000	348	67,788,419.68	8.02	8.784	595	77.69
9.001 - 9.500	130	23,369,591.27	2.76	9.282	582	78.59
9.501 - 10.000	139	15,685,087.12	1.86	9.809	593	83.29
10.001 - 10.500	58	4,972,060.67	0.59	10.305	587	78.58
10.501 - 11.000	57	4,112,535.11	0.49	10.787	609	86.77
11.001 - 11.500	22	1,117,120.22	0.13	11.341	644	93.20
11.501 - 12.000	12	620,256.74	0.07	11.896	627	95.05
12.001 - 12.500	8	363,581.00	0.04	12.232	677	98.47
12.501 - 13.000	5	240,484.43	0.03	12.703	655	98.15
13.501 - 13.750	2	62,575.73	0.01	13.750	687	100.00
Total:	3,896	845,283,801.17	100.00	7.476	640	75.59
 (1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE MORTGAGE LOANS

Scheduled Loan-to-Value Ratio*

Range of Scheduled Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
6.01 - 10.00	1	38,168.48	0.00	6.000	797	78.72
10.01 - 20.00	14	1,033,361.86	0.12	8.252	622	18.37
20.01 - 30.00	31	3,772,772.04	0.45	7.176	592	26.80
30.01 - 40.00	84	11,948,870.59	1.41	7.218	611	36.20
40.01 - 50.00	142	26,035,776.87	3.08	7.159	596	46.20
50.01 - 60.00	252	52,249,413.46	6.18	7.275	595	56.04
60.01 - 70.00	506	118,620,230.62	14.03	7.500	594	66.23
70.01 - 80.00	1,962	472,689,461.17	55.92	7.311	661	78.51
80.01 - 90.00	551	123,408,689.30	14.60	7.965	628	87.36
90.01 - 100.00	348	34,172,752.60	4.04	8.607	672	96.93
100.01 - 119.34	5	1,314,304.18	0.16	6.159	717	113.24
Total:	3,896	845,283,801.17	100.00	7.476	640	75.59
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE MORTGAGE LOANS

Geographic Distribution
Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
California	1,200	344,335,295.06	40.74	7.144	650	73.76
Florida	518	97,510,828.83	11.54	7.822	629	77.69
Arizona	262	45,654,928.09	5.40	7.674	630	77.34
New York	158	40,657,707.26	4.81	6.819	656	71.93
Nevada	168	34,139,050.68	4.04	7.343	644	77.49
Massachusetts	115	27,974,376.38	3.31	7.815	629	71.82
Illinois	123	25,706,518.95	3.04	7.957	631	75.78
Colorado	128	23,137,672.96	2.74	7.304	644	79.10
Virginia	88	18,355,592.80	2.17	8.119	612	75.43
Maryland	78	17,745,216.98	2.10	8.041	610	71.52
Michigan	98	15,375,483.52	1.82	8.225	622	81.21
Washington	66	13,995,635.47	1.66	7.509	631	78.72
New Jersey	57	12,983,475.22	1.54	7.710	640	70.98
Oregon	66	12,535,161.89	1.48	7.247	650	76.03
Georgia	58	9,993,007.46	1.18	7.995	633	81.05
Minnesota	50	9,318,554.51	1.10	7.778	622	81.61
Tennessee	61	8,375,588.07	0.99	8.139	636	81.43
Utah	55	8,208,530.52	0.97	7.771	651	78.33
Texas	83	7,921,037.81	0.94	8.029	633	80.15
Connecticut	33	7,002,382.97	0.83	7.924	627	76.05
Idaho	46	6,899,300.74	0.82	7.723	623	78.23
Missouri	44	6,018,498.96	0.71	8.000	631	83.86
Ohio	43	5,551,600.55	0.66	7.943	641	80.59
Hawaii	16	4,720,316.27	0.56	7.250	653	74.84
Pennsylvania	29	4,592,141.82	0.54	7.841	640	77.05
District of Columbia	20	4,336,822.47	0.51	8.020	588	67.70
North Carolina	29	4,264,533.34	0.50	7.772	626	76.89
New Hampshire	12	3,113,701.57	0.37	7.840	659	80.02
Wisconsin	15	2,804,407.78	0.33	8.003	670	79.75
Kentucky	19	2,760,089.84	0.33	7.909	624	82.85
Arkansas	19	2,735,071.51	0.32	8.000	633	83.34
Kansas	18	2,388,934.03	0.28	8.378	635	84.22
Indiana	17	1,805,244.83	0.21	7.940	617	88.51
Nebraska	10	1,365,249.88	0.16	7.927	618	77.23
South Carolina	8	1,318,612.81	0.16	8.031	693	81.98
Alabama	19	1,317,190.19	0.16	8.448	595	79.52
Rhode Island	7	1,282,318.16	0.15	8.185	654	73.13
Mississippi	13	1,236,315.05	0.15	8.227	612	80.66
New Mexico	9	1,142,651.14	0.14	8.078	644	83.87
Oklahoma	9	989,859.55	0.12	7.921	609	73.16
Louisiana	9	980,315.50	0.12	8.170	641	87.30
Delaware	4	700,087.18	0.08	8.374	554	79.36
Iowa	4	541,702.03	0.06	8.028	672	83.07
Wyoming	3	381,429.28	0.05	7.139	655	81.20
Maine	3	367,257.71	0.04	7.284	662	68.92
Vermont	1	253,453.18	0.03	7.975	630	80.00
Montana	2	149,701.72	0.02	8.660	553	45.82
South Dakota	1	144,076.48	0.02	7.500	690	80.00
North Dakota	1	118,681.17	0.01	9.440	624	92.81
West Virginia	1	78,191.00	0.01	5.000	674	99.58
Total:	3,896	845,283,801.17	100.00	7.476	640	75.59
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE MORTGAGE LOANS
Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
Alternative Documentation	80	20,684,597.60	2.45	7.605	643	78.95
Full Documentation	1,974	405,080,931.09	47.92	7.255	625	74.93
Limited Documentation	72	17,214,578.33	2.04	7.125	640	75.80
None Documentation	122	17,411,575.21	2.06	7.331	653	79.21
Stated Income Documentation	1,648	384,892,118.94	45.53	7.724	655	75.92
Total:	3,896	845,283,801.17	100.00	7.476	640	75.59
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.
Prepayment Penalty Term

Prepayment Penalty Terms	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
No Prepayment Penalty	697	141,016,064.32	16.68	7.703	637	74.10
2 months	1	166,926.71	0.02	8.935	560	83.50
6 months	33	5,932,083.87	0.70	7.863	682	80.34
7 months	1	310,437.02	0.04	6.650	625	80.00
12 months	224	61,718,831.94	7.30	7.589	658	74.44
18 months	6	2,191,850.41	0.26	7.713	650	64.24
24 months	1,736	395,928,615.79	46.84	7.430	639	76.77
30 months	3	388,786.03	0.05	8.955	508	68.56
36 months	1,100	222,119,854.65	26.28	7.337	640	74.63
42 months	1	128,571.14	0.02	7.490	574	90.00
48 months	1	323,940.42	0.04	8.125	612	80.00
60 months	93	15,057,838.87	1.78	7.891	614	76.94
Total:	3,896	845,283,801.17	100.00	7.476	640	75.59
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.
Interest Only Term

Interest Only Terms	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
No Interest Only Term	3,153	629,289,449.78	74.45	7.656	629	75.23
24 months	176	55,113,437.34	6.52	6.866	689	78.11
30 months	1	168,000.00	0.02	7.990	598	68.57
36 months	8	2,397,099.97	0.28	6.652	656	79.00
60 months	527	150,857,904.38	17.85	6.973	668	76.11
84 months	1	515,000.00	0.06	8.175	664	35.52
120 months	30	6,942,909.70	0.82	7.084	711	78.85
Total:	3,896	845,283,801.17	100.00	7.476	640	75.59
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE ADJUSTABLE RATE MORTGAGE LOANS

C-BASS Series 2006-CB3
Mortgage Loan Characteristics Summary Report

Summary	Total	Minimum	Maximum
Aggregate Scheduled Principal Balance	716,415,968.43
Number of Mortgage Loans	2,987
Average Scheduled Principal Loan Balance	239,844.65	30,455.66	1,000,000.00
Average Original Principal Loan Balance	240,423.74	30,480.00	1,000,000.00
Weighted Average Scheduled Combined Loan-to-Value Ratio	76.08	6.01	110.38
Weighted Average Mortgage Loan Rate	7.448	4.375	11.550
Weighted Average Gross Margin	6.105	2.250	10.380
Weighted Average Initial Periodic Rate Cap	2.260	1.000	6.000
Weighted Average Subsequent Periodic Rate Cap	1.345	1.000	3.000
(1) Weighted Average Minimum Mortgage Rate	7.437	2.250	11.550
Weighted Average Maximum Mortgage Rate	13.955	9.375	18.550
Weighted Average Original Term to Maturity (months)	361	180	480
Weighted Average Remaining Term to Maturity (months)	357	176	477
Weighted Average Term to Roll (months)	24	2	83
(1) Weighted Average Credit Score	641	456	813
(1) Non-Zero Weighted average.

		Percent of Statistical Calculation Date
Range		Principal Balance

Loan Type	Fixed
ARMs		100%

Lien	First	99.95%
Second		0.05%

Balloon Loans		36.88%
Interest Only Loans		29.47%
Loans with Prepayment Penalties		84.15%

DESCRIPTION OF THE ADJUSTABLE RATE MORTGAGE LOANS

Scheduled Principal Balance

Range of Scheduled Principal Balances	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
30,455.66 - 50,000.00	12	483,773.82	0.07	9.549	678	86.62
50,000.01 - 100,000.00	126	10,610,133.66	1.48	7.852	630	68.73
100,000.01 - 150,000.00	507	65,415,005.20	9.13	7.644	628	73.96
150,000.01 - 200,000.00	646	114,184,811.10	15.94	7.733	619	75.36
200,000.01 - 250,000.00	534	119,929,678.60	16.74	7.619	625	75.67
250,000.01 - 300,000.00	464	127,576,230.18	17.81	7.470	635	77.25
300,000.01 - 350,000.00	301	97,146,992.98	13.56	7.354	648	78.12
350,000.01 - 400,000.00	162	60,813,671.77	8.49	7.253	662	76.55
400,000.01 - 450,000.00	90	38,317,286.13	5.35	6.986	673	76.11
450,000.01 - 500,000.00	55	26,237,111.36	3.66	6.963	686	78.26
500,000.01 - 550,000.00	32	16,822,615.95	2.35	6.652	676	74.63
550,000.01 - 600,000.00	21	12,214,055.39	1.70	7.387	674	78.20
600,000.01 - 650,000.00	15	9,422,578.43	1.32	7.263	679	76.68
650,000.01 - 700,000.00	7	4,797,559.06	0.67	7.191	721	85.96
700,000.01 - 750,000.00	4	2,877,227.44	0.40	7.063	626	79.91
750,000.01 - 800,000.00	3	2,304,270.01	0.32	7.865	694	78.34
800,000.01 - 1,000,000.00	8	7,262,967.35	1.01	6.764	667	65.59
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE ADJUSTABLE RATE MORTGAGE LOANS

Credit Score

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
456 - 460	1	154,130.52	0.02	8.500	456	62.00
461 - 480	1	115,322.91	0.02	7.000	476	90.00
481 - 500	13	2,973,762.50	0.42	7.710	496	65.56
501 - 520	143	30,944,115.26	4.32	8.466	510	65.90
521 - 540	156	30,637,570.37	4.28	8.208	530	68.63
541 - 560	158	32,775,827.11	4.57	8.075	552	69.38
561 - 580	198	42,246,252.17	5.90	7.944	571	74.15
581 - 600	252	57,426,612.27	8.02	7.496	591	74.56
601 - 620	305	70,363,125.94	9.82	7.361	611	75.16
621 - 640	371	85,628,153.46	11.95	7.436	631	76.58
641 - 660	370	86,674,838.16	12.10	7.415	650	78.57
661 - 680	253	62,919,804.71	8.78	7.243	670	78.20
681 - 700	229	58,743,108.45	8.20	7.120	691	78.28
701 - 720	192	58,830,917.38	8.21	7.105	711	78.80
721 - 740	141	41,541,849.66	5.80	7.274	731	81.21
741 - 760	110	30,106,970.10	4.20	6.961	749	79.96
761 - 780	57	14,843,142.02	2.07	6.854	770	80.49
781 - 800	32	8,295,014.02	1.16	6.712	788	80.05
801 - 813	5	1,195,451.42	0.17	7.036	808	80.00
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE ADJUSTABLE RATE MORTGAGE LOANS

Original Term To Maturity

Range of Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
180 - 192	9	360,731.06	0.05	10.251	712	100.00
289 - 300	1	242,931.15	0.03	6.800	654	90.00
349 - 360	2,962	710,681,850.33	99.20	7.448	642	76.19
361 - 480	15	5,130,455.89	0.72	7.274	600	76.04
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE ADJUSTABLE RATE MORTGAGE LOANS

Remaining Term To Maturity

Range of Remaining Term To Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
176 - 180	9	360,731.06	0.05	10.251	712	100.00
289 - 300	1	242,931.15	0.03	6.800	654	90.00
325 - 336	21	5,120,170.22	0.71	5.532	611	65.77
337 - 348	7	2,642,823.92	0.37	5.227	723	84.64
349 - 360	2,934	702,918,856.19	98.12	7.471	642	76.23
361 - 477	15	5,130,455.89	0.72	7.274	600	76.04
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE ADJUSTABLE RATE MORTGAGE LOANS

Property Type

Property Types	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
Two Family	126	37,444,049.67	5.23	7.293	673	74.00
Condo	171	38,416,734.05	5.36	7.406	661	79.58
Four Family	26	7,550,815.58	1.05	7.512	691	78.60
Hi-Rise Condo	8	2,177,252.43	0.30	7.351	665	80.39
Lo-Rise Condo	49	11,184,551.23	1.56	7.459	641	77.06
Manufactured Housing	3	235,222.05	0.03	9.472	522	81.76
PUD	445	101,554,789.32	14.18	7.546	638	78.50
Single Family	2,104	502,031,356.45	70.08	7.428	637	75.58
Three Family	47	14,043,335.16	1.96	7.824	664	75.97
Townhouse	8	1,777,862.49	0.25	8.250	584	72.72
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

Occupancy Type

Occupancy Types	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
Investor	158	36,303,818.00	5.07	7.930	676	78.89
Primary	2,783	668,398,793.65	93.30	7.412	639	76.03
Secondary	46	11,713,356.78	1.63	8.054	668	77.74
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
Equity Refinance	1,400	332,522,951.39	46.41	7.567	607	72.38
Purchase	1,475	358,455,939.86	50.03	7.337	674	79.80
Rate/Term Refinance	112	25,437,077.18	3.55	7.462	626	75.47
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE ADJUSTABLE RATE MORTGAGE LOANS

Scheduled Mortgage Loan Rate

Range of Scheduled Mortgage Loan Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
4.375 - 4.500	3	921,047.91	0.13	4.414	687	76.19
4.501 - 5.000	11	4,132,724.05	0.58	4.819	701	73.31
5.001 - 5.500	17	3,642,802.40	0.51	5.357	656	66.74
5.501 - 6.000	79	24,237,898.63	3.38	5.854	686	73.57
6.001 - 6.500	257	70,803,096.05	9.88	6.339	655	74.10
6.501 - 7.000	646	167,129,577.81	23.33	6.825	663	75.11
7.001 - 7.500	576	140,720,264.63	19.64	7.300	654	76.74
7.501 - 8.000	599	138,260,177.52	19.30	7.788	634	77.03
8.001 - 8.500	333	71,976,423.96	10.05	8.296	618	77.42
8.501 - 9.000	282	59,413,399.81	8.29	8.782	596	78.08
9.001 - 9.500	94	19,573,062.75	2.73	9.274	581	78.26
9.501 - 10.000	55	10,208,975.59	1.43	9.806	571	79.68
10.001 - 10.500	24	3,293,308.02	0.46	10.300	557	69.92
10.501 - 11.000	8	1,701,948.70	0.24	10.739	560	73.00
11.001 - 11.500	2	313,816.19	0.04	11.430	588	82.90
11.501 - 11.550	1	87,444.41	0.01	11.550	510	70.00
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE ADJUSTABLE RATE MORTGAGE LOANS

Scheduled Loan-to-Value Ratio*

Range of Scheduled Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
6.01 - 10.00	1	38,168.48	0.01	6.000	797	78.72
10.01 - 20.00	2	174,458.06	0.02	8.281	628	26.53
20.01 - 30.00	20	2,805,987.45	0.39	7.079	579	26.64
30.01 - 40.00	44	7,262,540.28	1.01	7.277	598	36.32
40.01 - 50.00	78	16,515,025.77	2.31	7.283	588	46.45
50.01 - 60.00	170	37,367,041.72	5.22	7.327	589	56.10
60.01 - 70.00	386	94,755,039.87	13.23	7.544	589	66.27
70.01 - 80.00	1,748	431,612,277.57	60.25	7.303	663	78.57
80.01 - 90.00	445	106,920,687.76	14.92	7.958	628	87.49
90.01 - 100.00	91	17,974,972.83	2.51	8.013	670	95.95
100.01 - 110.38	2	989,768.64	0.14	5.741	707	112.01
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE ADJUSTABLE RATE MORTGAGE LOANS
Geographic Distribution

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
California	1,021	312,985,264.13	43.69	7.123	651	74.59
Florida	383	78,162,198.31	10.91	7.855	630	78.66
Arizona	211	39,390,443.14	5.50	7.659	631	77.65
Nevada	127	29,940,565.07	4.18	7.221	646	77.44
Massachusetts	103	25,454,599.76	3.55	7.812	634	72.79
New York	68	23,833,130.96	3.33	7.019	657	74.16
Illinois	109	23,226,148.38	3.24	7.969	631	75.76
Colorado	108	20,567,944.30	2.87	7.267	645	79.30
Virginia	65	14,873,116.16	2.08	8.090	611	75.13
Maryland	64	14,837,239.45	2.07	8.156	608	72.97
New Jersey	54	11,699,220.25	1.63	7.631	640	70.69
Washington	55	11,643,194.20	1.63	7.523	628	78.61
Michigan	66	11,431,796.10	1.60	8.224	620	82.80
Oregon	52	10,582,943.54	1.48	7.240	648	76.81
Minnesota	48	8,976,542.89	1.25	7.791	623	81.87
Georgia	44	7,998,029.13	1.12	7.864	637	79.93
Utah	39	6,493,821.87	0.91	7.742	655	80.06
Tennessee	37	6,217,053.61	0.87	7.909	644	79.96
Idaho	40	6,111,312.49	0.85	7.663	626	78.85
Connecticut	25	5,584,403.12	0.78	7.817	633	77.06
Missouri	31	4,884,628.02	0.68	8.087	627	84.17
Hawaii	13	3,975,230.98	0.55	7.193	667	80.79
Texas	27	3,722,824.41	0.52	7.680	643	80.56
District of Columbia	16	3,540,057.94	0.49	8.046	583	71.23
Pennsylvania	17	3,410,416.46	0.48	7.866	637	77.32
North Carolina	22	3,305,256.52	0.46	7.699	630	78.87
Ohio	22	3,264,387.86	0.46	7.729	639	79.61
Wisconsin	14	2,767,585.73	0.39	7.966	669	79.48
New Hampshire	9	2,485,577.56	0.35	7.974	651	78.80
Kansas	15	2,120,257.32	0.30	8.220	635	82.89
Kentucky	12	2,010,307.90	0.28	7.862	625	83.58
Rhode Island	6	1,231,362.47	0.17	8.027	656	72.02
Indiana	8	1,218,791.04	0.17	8.168	610	88.00
Arkansas	6	1,186,034.31	0.17	7.434	647	77.01
Nebraska	8	1,093,331.08	0.15	7.743	627	75.97
South Carolina	5	1,072,478.41	0.15	7.712	710	80.03
New Mexico	6	927,605.25	0.13	7.747	649	83.84
Mississippi	9	926,831.46	0.13	7.941	625	80.16
Louisiana	4	617,727.52	0.09	7.385	658	84.60
Delaware	3	545,295.48	0.08	7.915	560	80.94
Iowa	4	541,702.03	0.08	8.028	672	83.07
Alabama	4	390,934.55	0.05	6.935	589	80.65
Oklahoma	1	314,811.46	0.04	6.750	643	80.00
Maine	2	272,740.64	0.04	7.374	693	76.50
Vermont	1	253,453.18	0.04	7.975	630	80.00
South Dakota	1	144,076.48	0.02	7.500	690	80.00
North Dakota	1	118,681.17	0.02	9.440	624	92.81
Wyoming	1	64,614.34	0.01	7.725	781	90.00
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE ADJUSTABLE RATE MORTGAGE LOANS

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
Alternative	62	16,627,224.23	2.32	7.667	645	79.62
Full	1,450	323,594,041.10	45.17	7.208	625	75.95
Limited	57	14,860,306.43	2.07	7.049	647	76.01
None	36	8,885,636.88	1.24	7.250	660	77.05
Stated Income	1,382	352,448,759.79	49.20	7.680	655	76.26
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.
Prepayment Penalty Term

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
No Prepayment Penalties	483	113,529,336.20	15.85	7.812	634	74.04
2 months	1	166,926.71	0.02	8.935	560	83.50
6 months	33	5,932,083.87	0.83	7.863	682	80.34
7 months	1	310,437.02	0.04	6.650	625	80.00
12 months	183	53,530,666.32	7.47	7.589	665	76.09
18 months	4	1,717,881.34	0.24	7.726	639	61.35
24 months	1,593	386,702,924.67	53.98	7.378	639	76.49
30 months	2	212,035.80	0.03	8.292	507	63.18
36 months	660	148,424,079.02	20.72	7.278	645	77.00
42 months	1	128,571.14	0.02	7.490	574	90.00
48 months	1	323,940.42	0.05	8.125	612	80.00
60 months	25	5,437,085.92	0.76	7.542	610	79.30
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.
Interest Only Term

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
No Interest Only Term	2,265	505,280,393.63	70.53	7.657	628	75.97
24 months	176	55,113,437.34	7.69	6.866	689	78.11
30 months	1	168,000.00	0.02	7.990	598	68.57
36 months	8	2,397,099.97	0.33	6.652	656	79.00
60 months	510	147,065,011.26	20.53	6.974	668	76.29
84 months	1	515,000.00	0.07	8.175	664	35.52
120 months	26	5,877,026.23	0.82	7.060	717	78.65
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20

(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE ADJUSTABLE RATE MORTGAGE LOANS

Gross Margin

Range of Gross Margins	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
2.250 - 2.500	4	699,182.18	0.10	5.704	718	75.51
2.501 - 3.000	24	6,987,709.26	0.98	5.491	703	74.38
3.001 - 3.500	29	5,934,424.22	0.83	7.487	705	78.68
3.501 - 4.000	13	3,219,942.87	0.45	7.235	619	73.47
4.001 - 4.500	5	858,215.35	0.12	8.008	665	86.44
4.501 - 5.000	59	15,300,550.20	2.14	6.219	677	75.51
5.001 - 5.500	382	99,020,872.18	13.82	6.948	651	74.00
5.501 - 6.000	1,106	274,479,471.09	38.31	7.257	640	75.59
6.001 - 6.500	665	162,740,660.97	22.72	7.580	643	76.64
6.501 - 7.000	299	67,672,633.80	9.45	7.778	638	77.03
7.001 - 7.500	227	46,169,113.98	6.44	8.302	629	78.54
7.501 - 8.000	99	20,050,748.38	2.80	8.753	597	80.05
8.001 - 8.500	51	10,354,636.53	1.45	9.295	610	81.53
8.501 - 9.000	13	2,142,824.48	0.30	9.634	591	82.78
9.001 - 9.500	9	471,166.75	0.07	10.362	704	97.40
9.501 - 10.000	1	131,960.20	0.02	11.500	628	80.00
10.001 - 10.380	1	181,855.99	0.03	11.380	559	85.00
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE ADJUSTABLE RATE MORTGAGE LOANS

Initial Periodic Rate Cap

Initial Periodic Rate Caps	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
1.000%	160	43,384,885.05	6.06	7.025	676	77.22
1.500%	1,029	252,170,658.28	35.20	7.682	641	78.17
2.000%	258	69,710,595.71	9.73	7.253	641	74.68
2.500%	1	503,200.00	0.07	6.500	647	80.00
3.000%	1,529	348,365,832.19	48.63	7.383	637	74.94
5.000%	9	2,000,797.20	0.28	5.986	653	76.38
6.000%	1	280,000.00	0.04	4.875	656	78.87
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

Subsequent Periodic Rate Cap

Subsequent Periodic Rate Caps	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
1.000%	1,401	330,329,832.54	46.11	7.272	650	76.84
1.500%	1,143	278,359,289.63	38.85	7.703	644	78.29
2.000%	442	107,503,147.10	15.01	7.336	609	68.83
3.000%	1	223,699.16	0.03	4.750	637	78.42
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE ADJUSTABLE RATE MORTGAGE LOANS

Maximum Mortgage Rate

Range of Maximum Mortgage Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
9.375 - 9.500	2	634,902.47	0.09	4.375	673	74.10
9.501 - 10.000	3	821,365.80	0.11	4.841	632	71.34
10.001 - 10.500	6	990,259.95	0.14	5.392	661	76.42
10.501 - 11.000	11	4,316,928.76	0.60	5.110	703	73.25
11.001 - 11.500	13	3,069,410.14	0.43	5.573	666	72.89
11.501 - 12.000	57	16,505,097.68	2.30	6.150	680	74.73
12.001 - 12.500	159	44,045,014.14	6.15	6.470	663	75.00
12.501 - 13.000	430	109,730,316.65	15.32	6.793	664	75.59
13.001 - 13.500	396	96,704,406.67	13.50	6.980	652	75.52
13.501 - 14.000	486	118,074,954.08	16.48	7.222	651	75.59
14.001 - 14.500	400	95,796,470.25	13.37	7.559	644	76.67
14.501 - 15.000	429	101,467,856.56	14.16	7.942	626	76.92
15.001 - 15.500	247	54,015,650.07	7.54	8.388	613	77.59
15.501 - 16.000	212	44,153,271.76	6.16	8.827	599	78.18
16.001 - 16.500	65	13,657,498.38	1.91	9.304	578	77.87
16.501 - 17.000	44	8,266,476.66	1.15	9.841	565	79.57
17.001 - 17.500	18	2,502,263.83	0.35	10.336	553	69.13
17.501 - 18.000	6	1,262,563.98	0.18	10.761	572	72.46
18.001 - 18.500	2	313,816.19	0.04	11.430	588	82.90
18.501 - 18.550	1	87,444.41	0.01	11.550	510	70.00
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE ADJUSTABLE RATE MORTGAGE LOANS

Minimum Mortgage Rate(1)

Range of Minimum Mortgage Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
0.000 - 0.000	217	52,221,060.71	7.29	7.067	659	76.16
2.001 - 2.500	6	1,131,408.62	0.16	6.933	744	79.99
2.501 - 3.000	5	1,520,443.72	0.21	6.240	679	64.13
3.001 - 3.500	14	3,245,789.51	0.45	7.682	721	80.01
3.501 - 4.000	1	74,400.00	0.01	8.000	734	80.00
4.001 - 4.500	2	117,468.21	0.02	8.403	735	80.00
4.501 - 5.000	1	141,600.00	0.02	7.375	760	80.00
5.001 - 5.500	14	3,212,856.37	0.45	5.361	653	66.13
5.501 - 6.000	78	24,112,730.13	3.37	5.866	687	73.69
6.001 - 6.500	236	63,961,373.78	8.93	6.340	657	74.37
6.501 - 7.000	585	152,263,989.87	21.25	6.821	661	75.03
7.001 - 7.500	514	127,228,421.13	17.76	7.302	653	76.67
7.501 - 8.000	553	128,551,681.87	17.94	7.789	631	76.87
8.001 - 8.500	311	67,107,309.42	9.37	8.293	616	77.46
8.501 - 9.000	272	57,421,924.46	8.02	8.783	596	78.24
9.001 - 9.500	89	18,580,637.50	2.59	9.274	578	78.01
9.501 - 10.000	56	10,252,283.19	1.43	9.808	571	79.68
10.001 - 10.500	22	3,167,380.64	0.44	10.300	559	69.39
10.501 - 11.000	8	1,701,948.70	0.24	10.739	560	73.00
11.001 - 11.500	2	313,816.19	0.04	11.430	588	82.90
11.501 - 11.550	1	87,444.41	0.01	11.550	510	70.00
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE ADJUSTABLE RATE MORTGAGE LOANS
Next Loan Rate Adjustment

Next Loan Rate Adjustment (Month-Year)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
May-2006	2	771,452.52	0.11	6.277	695	80.00
June-2006	2	152,602.27	0.02	9.050	535	80.00
July-2006	3	1,160,932.77	0.16	7.537	653	79.81
August-2006	2	274,168.48	0.04	6.430	578	79.82
October-2006	1	177,079.32	0.02	6.625	554	70.23
November-2006	7	2,134,941.57	0.30	6.861	646	68.06
December-2006	7	3,072,970.38	0.43	7.527	599	68.71
January-2007	4	978,858.81	0.14	7.636	711	85.66
February-2007	1	184,685.12	0.03	7.250	505	85.00
April-2007	6	1,527,297.76	0.21	6.971	620	76.18
May-2007	1	200,000.00	0.03	6.100	651	31.50
June-2007	9	2,458,985.48	0.34	6.730	590	77.24
July-2007	13	2,829,768.49	0.39	7.392	586	88.68
August-2007	12	3,248,337.16	0.45	6.883	602	77.29
September-2007	37	9,994,299.04	1.40	6.971	625	76.71
October-2007	109	26,548,719.12	3.71	7.179	640	78.81
November-2007	570	146,361,513.57	20.43	7.183	641	73.86
December-2007	1,000	247,296,530.50	34.52	7.683	638	77.20
January-2008	364	84,320,675.95	11.77	7.743	647	76.41
February-2008	110	22,325,284.90	3.12	7.806	646	77.30
July-2008	3	756,588.62	0.11	7.411	613	89.69
August-2008	5	872,254.47	0.12	6.035	582	73.40
September-2008	39	8,725,953.22	1.22	7.046	634	71.98
October-2008	112	24,515,725.55	3.42	7.087	646	77.08
November-2008	64	15,668,999.32	2.19	7.356	627	74.49
December-2008	99	23,394,549.47	3.27	7.299	638	73.38
January-2009	145	30,933,975.94	4.32	7.103	665	76.87
February-2009	220	44,921,873.50	6.27	7.611	652	77.69
March-2009	1	280,000.00	0.04	4.875	656	78.87
May-2009	1	286,145.44	0.04	4.500	719	80.83
June-2009	3	1,857,669.62	0.26	4.860	776	90.04
December-2009	1	103,200.00	0.01	8.000	682	80.00
July-2010	1	443,014.17	0.06	4.375	697	71.54
August-2010	1	443,708.48	0.06	4.875	640	64.76
October-2010	2	738,699.16	0.10	7.138	656	48.51
November-2010	5	834,116.67	0.12	7.444	594	77.05
December-2010	12	2,880,232.49	0.40	6.946	672	73.50
January-2011	6	1,181,340.66	0.16	6.996	626	72.05
February-2011	5	1,106,003.17	0.15	7.269	633	70.93
January-2013	1	179,878.95	0.03	6.250	756	74.98
February-2013	1	272,936.32	0.04	7.375	609	75.00
Total:	2,987	716,415,968.43	100.00	7.448	641	76.20

(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE FIXED RATE MORTGAGE LOANS

C-BASS Series 2006-CB3
Mortgage Loan Characteristics Summary Report

Summary	Total	Minimum	Maximum
Aggregate Scheduled Principal Balance	128,867,832.74
Number of Mortgage Loans	909
Average Scheduled Principal Loan Balance	141,768.79	16,454.67	909,189.74
Average Original Principal Loan Balance	142,589.22	16,480.00	910,000.00
Weighted Average Scheduled Combined Loan-to-Value Ratio	71.81	11.97	119.34
Weighted Average Mortgage Loan Rate	7.627	4.000	13.750
Weighted Average Original Term to Maturity (months)	338	48	480
Weighted Average Remaining Term to Maturity (months)	333	42	477
(1) Weighted Average Credit Score	634	449	819
(1) Non-Zero Weighted average.

		Percent of Statistical Calculation Date
Range		Principal Balance

Loan Type	Fixed	100%
ARMs		0%

Lien	First	93.18%
Second		6.82%

Balloon Loans		26.67%
Interest Only Loans		3.77%
Loans with Prepayment Penalties		78.67%

DESCRIPTION OF THE FIXED RATE MORTGAGE LOANS

Scheduled Principal Balance

Range of Scheduled Principal Balances	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
16,454.67 - 50,000.00	168	6,219,560.94	4.83	9.870	657	89.31
50,000.01 - 100,000.00	222	16,186,640.77	12.56	8.504	643	75.16
100,000.01 - 150,000.00	169	21,260,592.42	16.50	7.687	627	70.15
150,000.01 - 200,000.00	141	24,302,250.59	18.86	7.608	616	70.28
200,000.01 - 250,000.00	92	20,739,420.14	16.09	7.313	626	70.88
250,000.01 - 300,000.00	49	13,544,141.32	10.51	7.128	624	67.86
300,000.01 - 350,000.00	29	9,335,724.56	7.24	7.081	657	75.98
350,000.01 - 400,000.00	20	7,507,101.89	5.83	7.025	662	72.95
400,000.01 - 450,000.00	10	4,264,289.40	3.31	6.677	644	69.17
450,000.01 - 500,000.00	3	1,414,917.23	1.10	6.901	718	81.08
500,000.01 - 550,000.00	1	525,000.00	0.41	6.500	706	73.94
550,000.01 - 600,000.00	1	551,161.93	0.43	6.975	581	59.46
600,000.01 - 650,000.00	2	1,248,362.80	0.97	6.812	656	77.09
650,000.01 - 909,189.74	2	1,768,668.75	1.37	8.192	583	61.01
Total:	909	128,867,832.74	100.00	7.627	634	72.19
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE FIXED RATE MORTGAGE LOANS

Credit Score

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
0 - 0	1	40,073.41	0.03	9.200		90.00
441 - 460	1	55,387.77	0.04	10.590	449	70.00
461 - 480	3	469,179.81	0.36	8.327	467	72.41
481 - 500	3	198,594.07	0.15	7.934	496	60.37
501 - 520	31	5,318,255.73	4.13	8.222	510	61.30
521 - 540	37	5,068,335.83	3.93	8.332	530	70.83
541 - 560	56	9,167,012.27	7.11	7.962	552	67.35
561 - 580	67	10,013,127.94	7.77	7.744	572	64.52
581 - 600	80	12,890,585.72	10.00	7.695	591	70.57
601 - 620	99	14,603,290.24	11.33	7.783	610	69.55
621 - 640	108	14,460,503.58	11.22	7.577	629	73.35
641 - 660	99	14,407,438.48	11.18	7.519	650	75.10
661 - 680	71	10,423,665.52	8.09	7.348	668	72.40
681 - 700	78	7,899,713.17	6.13	7.843	690	79.69
701 - 720	55	6,611,445.90	5.13	7.353	710	74.25
721 - 740	47	5,483,652.49	4.26	7.514	727	82.08
741 - 760	40	6,419,338.37	4.98	7.204	749	81.08
761 - 780	14	2,554,704.47	1.98	6.787	774	76.76
781 - 800	14	2,379,547.11	1.85	6.356	789	71.60
801 - 819	5	403,980.86	0.31	5.328	809	51.92
Total:	909	128,867,832.74	100.00	7.627	634	72.19
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE FIXED RATE MORTGAGE LOANS

Original Term To Maturity

Range of Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
48 - 48	1	26,721.94	0.02	7.500	630	93.75
49 - 60	2	123,981.41	0.10	6.268	623	87.82
73 - 84	2	77,621.66	0.06	8.853	611	95.85
109 - 120	6	465,722.39	0.36	7.291	653	35.09
121 - 132	1	47,567.93	0.04	8.000	537	69.42
133 - 144	1	30,242.00	0.02	4.800	481	77.48
145 - 156	1	111,044.15	0.09	4.130	808	42.62
169 - 180	225	12,953,589.13	10.05	9.350	656	86.76
181 - 192	1	73,546.15	0.06	6.000	784	93.75
217 - 228	1	36,274.45	0.03	6.000	717	81.21
229 - 240	23	2,338,503.36	1.81	7.273	638	67.66
241 - 252	2	147,987.46	0.11	5.000	717	73.87
277 - 288	1	106,092.14	0.08	7.500	620	82.24
289 - 300	1	64,173.28	0.05	7.990	609	96.19
301 - 312	1	30,583.04	0.02	10.750	615	94.34
313 - 324	2	180,463.12	0.14	8.800	705	91.41
325 - 336	4	666,005.91	0.52	6.282	726	74.01
337 - 348	3	588,337.20	0.46	5.606	661	67.29
349 - 360	625	110,378,764.10	85.65	7.455	630	70.56
361 - 480	6	420,611.92	0.33	9.048	614	96.64
Total:	909	128,867,832.74	100.00	7.627	634	72.19
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE FIXED RATE MORTGAGE LOANS

Remaining Term To Maturity

Range of Remaining Term To Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
42 - 48	2	45,893.70	0.04	6.456	590	83.32
49 - 60	1	104,809.65	0.08	6.500	639	91.30
73 - 84	2	77,621.66	0.06	8.853	611	95.85
85 - 96	1	74,424.96	0.06	5.750	754	36.08
109 - 120	6	438,865.36	0.34	7.629	623	38.64
133 - 144	2	141,286.15	0.11	4.273	738	50.08
145 - 156	7	664,471.00	0.52	5.924	624	77.36
157 - 168	5	567,650.62	0.44	5.370	681	60.56
169 - 180	214	11,795,013.66	9.15	9.714	657	88.59
205 - 216	5	315,125.24	0.24	6.002	612	72.94
217 - 228	3	310,089.64	0.24	5.528	736	39.86
229 - 240	18	1,897,550.39	1.47	7.568	634	72.07
277 - 288	1	106,092.14	0.08	7.500	620	82.24
289 - 300	2	94,756.32	0.07	8.881	611	95.59
313 - 324	4	524,096.66	0.41	7.466	699	82.53
325 - 336	21	4,440,059.33	3.45	6.234	672	84.70
337 - 348	27	5,758,879.99	4.47	5.956	685	68.55
349 - 360	584	101,202,768.99	78.53	7.578	625	70.06
361 - 477	4	308,377.28	0.24	9.355	590	97.26
Total:	909	128,867,832.74	100.00	7.627	634	72.19
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE FIXED RATE MORTGAGE LOANS

Property Type

Property Types	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
Two Family	45	8,919,006.14	6.92	7.032	667	72.24
Condo	34	3,973,940.09	3.08	7.673	660	76.38
Four Family	14	2,563,874.25	1.99	7.303	672	70.23
Lo-Rise Condo	9	887,079.43	0.69	7.959	683	72.61
Manufactured Housing	6	461,876.98	0.36	8.468	526	77.74
PUD	86	13,445,970.59	10.43	7.687	632	75.16
Single Family	708	97,161,325.05	75.40	7.678	628	71.84
Three Family	7	1,454,760.21	1.13	7.340	670	57.88
Total:	909	128,867,832.74	100.00	7.627	634	72.19
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

Occupancy Type

Occupancy Types	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
Primary	842	120,749,860.88	93.70	7.625	630	72.12
Investor	57	6,769,451.73	5.25	7.711	684	72.03
Secondary	10	1,348,520.13	1.05	7.372	689	79.02
Total:	909	128,867,832.74	100.00	7.627	634	72.19
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
Purchase	341	33,163,135.19	25.73	7.995	673	84.28
Cash Out	498	83,916,456.72	65.12	7.546	616	67.83
Refinance	70	11,788,240.83	9.15	7.169	651	69.23
Total:	909	128,867,832.74	100.00	7.627	634	72.19
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE FIXED RATE MORTGAGE LOANS

Scheduled Mortgage Loan Rate

Range of Scheduled Mortgage Loan Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
4.000 - 4.000	1	59,022.38	0.05	4.000	699	100.00
4.001 - 4.500	2	222,246.21	0.17	4.315	807	38.81
4.501 - 5.000	11	904,222.35	0.70	4.954	688	82.52
5.001 - 5.500	18	3,842,157.09	2.98	5.413	725	64.91
5.501 - 6.000	23	4,857,437.50	3.77	5.862	692	73.50
6.001 - 6.500	60	12,840,490.51	9.96	6.339	652	63.65
6.501 - 7.000	109	22,373,029.28	17.36	6.848	641	65.45
7.001 - 7.500	122	22,734,243.37	17.64	7.302	634	70.69
7.501 - 8.000	174	26,207,574.69	20.34	7.827	618	71.23
8.001 - 8.500	74	11,087,652.86	8.60	8.318	605	75.51
8.501 - 9.000	66	8,375,019.87	6.50	8.796	589	74.92
9.001 - 9.500	36	3,796,528.52	2.95	9.319	589	80.27
9.501 - 10.000	84	5,476,111.53	4.25	9.816	634	90.01
10.001 - 10.500	34	1,678,752.65	1.30	10.316	646	95.57
10.501 - 11.000	49	2,410,586.41	1.87	10.821	643	96.50
11.001 - 11.500	20	803,304.03	0.62	11.306	665	97.22
11.501 - 12.000	11	532,812.33	0.41	11.953	646	99.16
12.001 - 12.500	8	363,581.00	0.28	12.232	677	98.47
12.501 - 13.000	5	240,484.43	0.19	12.703	655	98.15
13.501 - 13.750	2	62,575.73	0.05	13.750	687	100.00
Total:	909	128,867,832.74	100.00	7.627	634	72.19
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE FIXED RATE MORTGAGE LOANS

Scheduled Loan-to-Value Ratio*

Range of Scheduled Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
11.97 - 20.00	12	858,903.80	0.67	8.246	621	16.71
20.01 - 30.00	11	966,784.59	0.75	7.455	631	27.27
30.01 - 40.00	40	4,686,330.31	3.64	7.127	632	36.03
40.01 - 50.00	64	9,520,751.10	7.39	6.944	609	45.77
50.01 - 60.00	82	14,882,371.74	11.55	7.144	611	55.89
60.01 - 70.00	120	23,865,190.75	18.52	7.326	616	66.07
70.01 - 80.00	214	41,077,183.60	31.88	7.387	644	77.85
80.01 - 90.00	106	16,488,001.54	12.79	8.004	628	86.46
90.01 - 100.00	257	16,197,779.77	12.57	9.268	673	98.02
100.01 - 119.34	3	324,535.54	0.25	7.431	747	116.99
Total:	909	128,867,832.74	100.00	7.627	634	72.19
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE FIXED RATE MORTGAGE LOANS
Geographic Distribution

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
California	179	31,350,030.93	24.33	7.349	646	65.48
Florida	135	19,348,630.52	15.01	7.688	622	73.78
New York	90	16,824,576.30	13.06	6.536	654	68.78
Arizona	51	6,264,484.95	4.86	7.771	628	75.34
Nevada	41	4,198,485.61	3.26	8.212	629	77.79
Texas	56	4,198,213.40	3.26	8.339	623	79.78
Michigan	32	3,943,687.42	3.06	8.228	628	76.58
Virginia	23	3,482,476.64	2.70	8.243	619	76.71
Maryland	14	2,907,977.53	2.26	7.453	623	64.12
Colorado	20	2,569,728.66	1.99	7.595	640	77.47
Massachusetts	12	2,519,776.62	1.96	7.843	573	61.98
Illinois	14	2,480,370.57	1.92	7.845	639	76.01
Washington	11	2,352,441.27	1.83	7.440	647	79.29
Ohio	21	2,287,212.69	1.77	8.247	645	81.98
Tennessee	24	2,158,534.46	1.67	8.800	610	85.66
Georgia	14	1,994,978.33	1.55	8.522	617	85.56
Oregon	14	1,952,218.35	1.51	7.286	662	71.83
Utah	16	1,714,708.65	1.33	7.879	636	71.79
Arkansas	13	1,549,037.20	1.20	8.433	623	88.18
Connecticut	8	1,417,979.85	1.10	8.346	603	72.08
New Jersey	3	1,284,254.97	1.00	8.430	643	73.62
Pennsylvania	12	1,181,725.36	0.92	7.768	648	76.28
Missouri	13	1,133,870.94	0.88	7.626	650	82.51
North Carolina	7	959,276.82	0.74	8.024	611	70.09
Alabama	15	926,255.64	0.72	9.086	598	79.05
District of Columbia	4	796,764.53	0.62	7.903	613	52.04
Idaho	6	787,988.25	0.61	8.185	599	73.36
Kentucky	7	749,781.94	0.58	8.033	620	80.90
Hawaii	3	745,085.29	0.58	7.557	575	43.10
Oklahoma	8	675,048.09	0.52	8.468	592	69.97
New Hampshire	3	628,124.01	0.49	7.309	691	84.86
Indiana	9	586,453.79	0.46	7.467	633	89.57
Louisiana	5	362,587.98	0.28	9.506	612	91.89
Minnesota	2	342,011.62	0.27	7.432	614	74.79
Wyoming	2	316,814.94	0.25	7.020	629	79.40
Mississippi	4	309,483.59	0.24	9.084	572	82.16
Nebraska	2	271,918.80	0.21	8.669	579	82.31
Kansas	3	268,676.71	0.21	9.624	637	94.70
South Carolina	3	246,134.40	0.19	9.423	618	90.47
New Mexico	3	215,045.89	0.17	9.507	626	84.00
Delaware	1	154,791.70	0.12	9.990	531	73.81
Montana	2	149,701.72	0.12	8.660	553	45.82
Maine	1	94,517.07	0.07	7.025	572	47.03
West Virginia	1	78,191.00	0.06	5.000	674	99.58
Rhode Island	1	50,955.69	0.04	11.990	616	100.00
Wisconsin	1	36,822.05	0.03	10.800	721	100.00
Total:	909	128,867,832.74	100.00	7.627	634	72.19
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

DESCRIPTION OF THE FIXED RATE MORTGAGE LOANS
Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
Alternative Documentation	18	4,057,373.37	3.15	7.350	635	76.19
Full Documentation	524	81,486,889.99	63.23	7.439	625	70.92
Limited Documentation	15	2,354,271.90	1.83	7.609	601	74.45
None Documentation	86	8,525,938.33	6.62	7.414	645	81.47
Stated Income Documentation	266	32,443,359.15	25.18	8.193	653	72.29
Total:	909	128,867,832.74	100.00	7.627	634	72.19
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

Prepayment Penalty Term

Prepayment Penalty Terms	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
No Prepayment Penalties	214	27,486,728.12	21.33	7.250	648	74.33
12 months	41	8,188,165.62	6.35	7.596	610	63.63
18 months	2	473,969.07	0.37	7.664	689	74.69
24 months	143	9,225,691.12	7.16	9.615	659	88.29
30 months	1	176,750.23	0.14	9.750	508	75.00
36 months	440	73,695,775.63	57.19	7.457	630	69.86
60 months	68	9,620,752.95	7.47	8.089	617	75.61
Total:	909	128,867,832.74	100.00	7.627	634	72.19
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

Interest Only Term

Interest Only Terms	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of the Aggregate Scheduled Principal Balance (%)	Weighted Average Coupon (%)	Weighted Average Credit Score(1)	Weighted Average CLTV(2) (%)
No Interest Only Term	888	124,009,056.15	96.23	7.651	632	72.21
60 months	17	3,792,893.12	2.94	6.955	664	69.21
120 months	4	1,065,883.47	0.83	7.218	680	80.00
Total:	909	128,867,832.74	100.00	7.627	634	72.19
(1) Non-Zero Weighted average
(2) Combined LTV if the loan is a Second Lien.

BOND SUMMARY (to Call)

Class AV-1
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	17.11	1.73	1.24	1.00	0.83	0.71	0.56
Modified Duration	10.87	1.60	1.17	0.95	0.80	0.68	0.54
Payment Windows (mos.)	1 - 297	1 - 41	1 - 27	1 - 22	1 - 19	1 - 16	1 - 12
First Principal Payment Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
Last Principal Payment Date	12/25/2030	8/25/2009	6/25/2008	1/25/2008	10/25/2007	7/25/2007	3/25/2007

Class AV -2
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	25.94	4.13	2.68	2.00	1.71	1.49	1.11
Modified Duration	14.22	3.64	2.45	1.86	1.60	1.40	1.05
Payment Windows (mos.)	297 - 328	41 - 61	27 - 40	22 - 27	19 - 22	16 - 20	12 - 15
First Principal Payment Date	12/25/2030	8/25/2009	6/25/2008	1/25/2008	10/25/2007	7/25/2007	3/25/2007
Last Principal Payment Date	7/25/2033	4/25/2011	7/25/2009	6/25/2008	1/25/2008	11/25/2007	6/25/2007

Class AV -3
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	28.93	7.07	4.64	3.00	2.14	1.81	1.46
Modified Duration	14.88	5.79	4.03	2.71	1.98	1.69	1.38
Payment Windows (mos.)	328 - 357	61 - 116	40 - 76	27 - 55	22 - 31	20 - 24	15 - 20
First Principal Payment Date	7/25/2033	4/25/2011	7/25/2009	6/25/2008	1/25/2008	11/25/2007	6/25/2007
Last Principal Payment Date	12/25/2035	11/25/2015	7/25/2012	10/25/2010	10/25/2008	3/25/2008	11/25/2007

Class AV -4
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	29.74	11.91	7.86	5.67	3.53	2.34	1.81
Modified Duration	14.89	8.69	6.31	4.80	3.14	2.15	1.69
Payment Windows (mos.)	357 - 357	116 - 151	76 - 100	55 - 72	31 - 55	24 - 33	20 - 24
First Principal Payment Date	12/25/2035	11/25/2015	7/25/2012	10/25/2010	10/25/2008	3/25/2008	11/25/2007
Last Principal Payment Date	12/25/2035	10/25/2018	7/25/2014	3/25/2012	10/25/2010	12/25/2008	3/25/2008

BOND SUMMARY (to Call)

Class M-1
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	28.78	8.28	5.50	4.49	4.54	3.52	2.33
Modified Duration	14.54	6.42	4.60	3.89	3.95	3.13	2.14
Payment Windows (mos.)	310 - 357	48 - 151	39 - 100	44 - 72	52 - 55	33 - 44	24 - 30
First Principal Payment Date	1/25/2032	3/25/2010	6/25/2009	11/25/2009	7/25/2010	12/25/2008	3/25/2008
Last Principal Payment Date	12/25/2035	10/25/2018	7/25/2014	3/25/2012	10/25/2010	11/25/2009	9/25/2008

Class M-2
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	28.78	8.28	5.49	4.38	4.20	3.65	2.49
Modified Duration	14.50	6.41	4.59	3.80	3.68	3.25	2.28
Payment Windows (mos.)	310 - 357	48 - 151	38 - 100	42 - 72	47 - 55	44 - 44	30 - 30
First Principal Payment Date	1/25/2032	3/25/2010	5/25/2009	9/25/2009	2/25/2010	11/25/2009	9/25/2008
Last Principal Payment Date	12/25/2035	10/25/2018	7/25/2014	3/25/2012	10/25/2010	11/25/2009	9/25/2008

Class M-3
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	28.78	8.28	5.49	4.31	3.97	3.65	2.49
Modified Duration	14.47	6.41	4.58	3.74	3.49	3.24	2.27
Payment Windows (mos.)	310 - 357	48 - 151	38 - 100	41 - 72	44 - 55	44 - 44	30 - 30
First Principal Payment Date	1/25/2032	3/25/2010	5/25/2009	8/25/2009	11/25/2009	11/25/2009	9/25/2008
Last Principal Payment Date	12/25/2035	10/25/2018	7/25/2014	3/25/2012	10/25/2010	11/25/2009	9/25/2008

Class M-4
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	28.78	8.28	5.48	4.27	3.85	3.57	2.49
Modified Duration	14.29	6.37	4.56	3.70	3.39	3.17	2.27
Payment Windows (mos.)	310 - 357	48 - 151	37 - 100	40 - 72	42 - 55	41 - 44	30 - 30
First Principal Payment Date	1/25/2032	3/25/2010	4/25/2009	7/25/2009	9/25/2009	8/25/2009	9/25/2008
Last Principal Payment Date	12/25/2035	10/25/2018	7/25/2014	3/25/2012	10/25/2010	11/25/2009	9/25/2008

Class M-5
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	28.78	8.28	5.48	4.24	3.76	3.41	2.42
Modified Duration	14.26	6.37	4.55	3.67	3.31	3.04	2.21
Payment Windows (mos.)	310 - 357	48 - 151	37 - 100	39 - 72	41 - 55	39 - 44	28 - 30
First Principal Payment Date	1/25/2032	3/25/2010	4/25/2009	6/25/2009	8/25/2009	6/25/2009	7/25/2008
Last Principal Payment Date	12/25/2035	10/25/2018	7/25/2014	3/25/2012	10/25/2010	11/25/2009	9/25/2008

Class M-6
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	28.78	8.28	5.48	4.23	3.69	3.30	2.34
Modified Duration	14.16	6.35	4.54	3.66	3.26	2.94	2.14
Payment Windows (mos.)	310 - 357	48 - 151	37 - 100	38 - 72	40 - 55	38 - 44	27 - 30
First Principal Payment Date	1/25/2032	3/25/2010	4/25/2009	5/25/2009	7/25/2009	5/25/2009	6/25/2008
Last Principal Payment Date	12/25/2035	10/25/2018	7/25/2014	3/25/2012	10/25/2010	11/25/2009	9/25/2008

BOND SUMMARY (to Maturity)

Class AV -1
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	17.11	1.73	1.24	1.00	0.83	0.71	0.56
Modified Duration	10.87	1.60	1.17	0.95	0.80	0.68	0.54
Payment Windows (mos.)	1 - 297	1 - 41	1 - 27	1 - 22	1 - 19	1 - 16	1 - 12
First Principal Payment Date	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006	4/25/2006
Last Principal Payment Date	12/25/2030	8/25/2009	6/25/2008	1/25/2008	10/25/2007	7/25/2007	3/25/2007

Class AV -2
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	25.94	4.13	2.68	2.00	1.71	1.49	1.11
Modified Duration	14.22	3.64	2.45	1.86	1.60	1.40	1.05
Payment Windows (mos.)	297 - 328	41 - 61	27 - 40	22 - 27	19 - 22	16 - 20	12 - 15
First Principal Payment Date	12/25/2030	8/25/2009	6/25/2008	1/25/2008	10/25/2007	7/25/2007	3/25/2007
Last Principal Payment Date	7/25/2033	4/25/2011	7/25/2009	6/25/2008	1/25/2008	11/25/2007	6/25/2007

Class AV -3
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	28.93	7.07	4.64	3.00	2.14	1.81	1.46
Modified Duration	14.88	5.79	4.03	2.71	1.98	1.69	1.38
Payment Windows (mos.)	328 - 357	61 - 116	40 - 76	27 - 55	22 - 31	20 - 24	15 - 20
First Principal Payment Date	7/25/2033	4/25/2011	7/25/2009	6/25/2008	1/25/2008	11/25/2007	6/25/2007
Last Principal Payment Date	12/25/2035	11/25/2015	7/25/2012	10/25/2010	10/25/2008	3/25/2008	11/25/2007

Class AV -4
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	29.79	14.51	9.74	7.10	4.59	2.34	1.81
Modified Duration	14.90	9.81	7.36	5.73	3.89	2.15	1.69
Payment Windows (mos.)	357 - 359	116 - 312	76 - 227	55 - 170	31 - 132	24 - 33	20 - 24
First Principal Payment Date	12/25/2035	11/25/2015	7/25/2012	10/25/2010	10/25/2008	3/25/2008	11/25/2007
Last Principal Payment Date	2/25/2036	3/25/2032	2/25/2025	5/25/2020	3/25/2017	12/25/2008	3/25/2008

BOND SUMMARY (to Maturity)

Class M-1
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	28.79	9.12	6.10	4.94	5.05	5.84	3.72
Modified Duration	14.54	6.78	4.94	4.19	4.32	4.86	3.27
Payment Windows (mos.)	310 - 358	48 - 265	39 - 183	44 - 135	52 - 104	33 - 105	24 - 72
First Principal Payment Date	1/25/2032	3/25/2010	6/25/2009	11/25/2009	7/25/2010	12/25/2008	3/25/2008
Last Principal Payment Date	1/25/2036	4/25/2028	6/25/2021	6/25/2017	11/25/2014	12/25/2014	3/25/2012

Class M-2
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	28.79	9.09	6.06	4.81	4.54	4.59	3.29
Modified Duration	14.51	6.77	4.91	4.08	3.92	3.98	2.94
Payment Windows (mos.)	310 - 358	48 - 253	38 - 175	42 - 128	47 - 98	48 - 78	35 - 53
First Principal Payment Date	1/25/2032	3/25/2010	5/25/2009	9/25/2009	2/25/2010	3/25/2010	2/25/2009
Last Principal Payment Date	1/25/2036	4/25/2027	10/25/2020	11/25/2016	5/25/2014	9/25/2012	8/25/2010

Class M-3
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	28.79	9.04	6.03	4.72	4.28	4.04	2.86
Modified Duration	14.47	6.74	4.89	4.01	3.72	3.54	2.59
Payment Windows (mos.)	310 - 358	48 - 240	38 - 164	41 - 120	44 - 92	44 - 73	32 - 50
First Principal Payment Date	1/25/2032	3/25/2010	5/25/2009	8/25/2009	11/25/2009	11/25/2009	11/25/2008
Last Principal Payment Date	1/25/2036	3/25/2026	11/25/2019	3/25/2016	11/25/2013	4/25/2012	5/25/2010

Class M-4
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	28.79	8.99	5.99	4.65	4.14	3.79	2.68
Modified Duration	14.29	6.69	4.85	3.95	3.60	3.33	2.43
Payment Windows (mos.)	310 - 358	48 - 230	37 - 156	40 - 114	42 - 88	41 - 69	30 - 47
First Principal Payment Date	1/25/2032	3/25/2010	4/25/2009	7/25/2009	9/25/2009	8/25/2009	9/25/2008
Last Principal Payment Date	1/25/2036	5/25/2025	3/25/2019	9/25/2015	7/25/2013	12/25/2011	2/25/2010

Class M-5
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	28.79	8.93	5.93	4.59	4.02	3.61	2.56
Modified Duration	14.26	6.66	4.82	3.90	3.51	3.19	2.33
Payment Windows (mos.)	310 - 358	48 - 219	37 - 148	39 - 108	41 - 83	39 - 65	28 - 45
First Principal Payment Date	1/25/2032	3/25/2010	4/25/2009	6/25/2009	8/25/2009	6/25/2009	7/25/2008
Last Principal Payment Date	1/25/2036	6/25/2024	7/25/2018	3/25/2015	2/25/2013	8/25/2011	12/25/2009

Class M-6
Percent Prepay Assumption	0%	50%	75%	100%	125%	150%	200%
Average Life (yrs.)	28.79	8.84	5.87	4.52	3.92	3.47	2.46
Modified Duration	14.16	6.60	4.77	3.85	3.42	3.07	2.24
Payment Windows (mos.)	310 - 358	48 - 206	37 - 139	38 - 101	40 - 77	38 - 61	27 - 42
First Principal Payment Date	1/25/2032	3/25/2010	4/25/2009	5/25/2009	7/25/2009	5/25/2009	6/25/2008
Last Principal Payment Date	1/25/2036	5/25/2023	10/25/2017	8/25/2014	8/25/2012	4/25/2011	9/25/2009

Rate Cap Table

Pay Date	Pay Period	Rate Cap at Static %(1)	Rate Cap at Spiked %(2)	Effective Max Rate Cap %(3)
Apr-06	1	7.95	8.05	22.39
May-06	2	6.69	6.97	21.05
Jun-06	3	6.62	6.75	20.87
Jul-06	4	6.70	6.98	20.81
Aug-06	5	6.63	6.76	20.58
Sep-06	6	6.63	6.76	20.40
Oct-06	7	6.71	6.98	20.27
Nov-06	8	6.64	6.76	19.95
Dec-06	9	6.73	6.99	19.78
Jan-07	10	6.66	6.77	19.43
Feb-07	11	6.66	6.77	19.15
Mar-07	12	6.96	7.50	19.17
Apr-07	13	6.67	6.77	18.59
May-07	14	6.77	7.00	18.43
Jun-07	15	6.67	6.78	18.06
Jul-07	16	6.79	7.01	17.91
Aug-07	17	6.69	6.79	17.55
Sep-07	18	6.70	6.79	17.30
Oct-07	19	6.83	7.04	17.16
Nov-07	20	6.75	6.85	16.72
Dec-07	21	7.32	7.52	16.76
Jan-08	22	7.93	8.03	16.82
Feb-08	23	8.00	8.10	16.35
Mar-08	24	8.41	8.69	16.27
Apr-08	25	8.03	8.13	15.47
May-08	26	8.25	8.42	15.39
Jun-08	27	8.23	8.40	15.19
Jul-08	28	8.87	9.19	15.67
Aug-08	29	8.69	8.92	15.24
Sep-08	30	8.69	8.93	15.01
Oct-08	31	8.93	9.24	15.02
Nov-08	32	8.74	8.99	14.60
Dec-08	33	9.09	9.61	14.94
Jan-09	34	8.96	9.80	14.97
Feb-09	35	9.21	10.08	15.42
Mar-09	36	10.02	11.18	16.51

(1) Assumes that the 1 month LIBOR, 6 month LIBOR, and 1 year LIBOR remain at 4.80%, 5.05% and 5.14% respectively and the cashflows are run at the pricing speed to call.
(2) Assumes that the 1 month LIBOR, 6 month LIBOR and 1 year LIBOR instantaneously increase to a rate of 20.00%.
(3) Assumes that the 1 month LIBOR, 6 month LIBOR and 1 year LIBOR instantaneously increase to a rate of 20.00% and includes proceeds from Swap Agreement.

Rate Cap Table

Pay Date	Pay Period	Rate Cap at Static %(1)	Rate Cap at Spiked %(2)	Effective Max Rate Cap %(3)
Apr-09	37	9.23	10.11	15.82
May-09	38	9.49	10.48	16.31
Jun-09	39	9.29	10.37	16.24
Jul-09	40	9.57	11.13	16.82
Aug-09	41	9.31	10.79	16.42
Sep-09	42	9.31	10.79	16.31
Oct-09	43	9.55	11.14	16.49
Nov-09	44	9.31	10.80	16.09
Dec-09	45	9.69	11.26	11.26
Jan-10	46	9.45	11.14	11.14
Feb-10	47	9.45	11.14	11.14
Mar-10	48	10.45	12.32	12.32
Apr-10	49	9.43	11.12	11.12
May-10	50	9.74	11.50	11.50
Jun-10	51	9.42	11.16	11.16
Jul-10	52	9.72	11.55	11.55
Aug-10	53	9.40	11.16	11.16
Sep-10	54	9.39	11.15	11.15
Oct-10	55	9.70	11.53	11.53
Nov-10	56	9.38	11.16	11.16
Dec-10	57	9.70	11.61	11.61
Jan-11	58	9.39	11.24	11.24
Feb-11	59	9.38	11.23	11.23
Mar-11	60	10.38	12.42	12.42
Apr-11	61	9.37	11.20	11.20
May-11	62	9.67	11.56	11.56
Jun-11	63	9.35	11.17	11.17
Jul-11	64	9.65	11.53	11.53
Aug-11	65	9.33	11.16	11.16
Sep-11	66	9.32	11.15	11.15
Oct-11	67	9.62	11.50	11.50
Nov-11	68	9.31	11.18	11.18
Dec-11	69	9.61	11.54	11.54
Jan-12	70	9.29	11.16	11.16
Feb-12	71	9.28	11.14	11.14
Mar-12	72	9.91	11.90	11.90

(1) Assumes that the 1 month LIBOR, 6 month LIBOR, and 1 year LIBOR remain 4.80%, 5.05% and 5.14% respectively and the cashflows are run at the pricing speed to call.
(2) Assumes that the 1 month LIBOR, 6 month LIBOR and 1 year LIBOR instantaneously increase to a rate of 20.00%.
(3) Assumes that the 1 month LIBOR, 6 month LIBOR and 1 year LIBOR instantaneously increase to a rate of 20.00% and includes proceeds from Swap Agreement.